                                                                     EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER



                                   DATED AS OF

                                 AUGUST 15, 2003


                                  BY AND AMONG


                         SSA GLOBAL TECHNOLOGIES, INC.,

                          RUSH MERGER SUBSIDIARY, INC.

                                       AND

                             EXE TECHNOLOGIES, INC.

                                CROSS REFERENCES

                                                                                                            Section
                                                                                                            -------
125 Plan....................................................................................................4.10(d)
Acquisition Proposals........................................................................................4.4(a)
Agreement..................................................................................................Preamble
Asset Purchase..................................................................................................1.4
Asset Purchase Documents..................................................................................2.1(c)(i)
Asset Purchase Price............................................................................................1.4
Business Day.................................................................................................4.4(a)
Certificate.................................................................................................1.10(c)
Certificate of Merger...........................................................................................1.3
Closing.........................................................................................................1.2
Closing Date....................................................................................................1.2
Code.........................................................................................................2.1(h)
Company....................................................................................................Preamble
Company Benefit Plans.....................................................................................2.1(l)(i)
Company Board..............................................................................................Preamble
Company Common Stock.......................................................................................Preamble
Company Disclosure Schedule.....................................................................................2.1
Company Material Contracts...................................................................................2.1(r)
Company Participants......................................................................................2.1(l)(i)
Company SEC Reports.......................................................................................2.1(d)(i)
Company Stockholders Meeting.................................................................................4.1(a)
Company Voting Debt..............................................................................................11
Confidentiality Agreement.......................................................................................4.2
Continuation Period.........................................................................................4.10(c)
Continuing Employee..............................................................................................43
Contract................................................................................................2.1(i)(iii)
DGCL............................................................................................................1.1
Dissenting Shares..............................................................................................1.14
Effective Date..................................................................................................1.3
Effective Time..................................................................................................1.3
Employee.............................................................................................2.1(l)(iii)(a)
ERISA.....................................................................................................2.1(l)(i)
Exchange Act................................................................................................1.12(c)
Existing Policy..........................................................................................4.6(b)(ii)
Expense Payment..............................................................................................6.4(c)
Expenses........................................................................................................4.5
GAAP.....................................................................................................2.1(d)(ii)
Governmental Entity.........................................................................................1.13(b)
Indemnified Parties.......................................................................................4.6(b)(i)
Indemnified Party.........................................................................................4.6(b)(i)
Insurance Policies...........................................................................................2.1(p)
Intellectual Property.....................................................................................2.1(m)(i)
IRS......................................................................................................2.1(l)(ii)
Leases....................................................................................................2.1(k)(i)

Liens....................................................................................................2.1(b)(ii)
Material Adverse Effect......................................................................................2.1(a)
Merger.....................................................................................................Preamble
Merger Sub.................................................................................................Preamble
NASDAQ..................................................................................................2.1(c)(iii)
Option.........................................................................................................1.11
Option Plans...................................................................................................1.11
Options........................................................................................................1.11
Ordinary Course.........................................................................................2.1(d)(iii)
Organizational Documents.....................................................................................2.1(a)
Parent.....................................................................................................Preamble
Parent Disclosure Schedule......................................................................................2.2
Parent Plans................................................................................................4.10(d)
Paying Agent................................................................................................1.12(a)
Permits......................................................................................................2.1(f)
Permitted Lien..................................................................................................1.4
Person......................................................................................................1.12(c)
Price Per Share.............................................................................................1.10(c)
Proxy Statement...........................................................................................2.1(e)(i)
Purchased Assets................................................................................................1.4
Required Approvals..............................................................................................4.3
Schedule 13E-3...............................................................................................4.1(c)
SEC.......................................................................................................2.1(d)(i)
Securities Act..........................................................................................2.1(c)(iii)
Subsequent Filings........................................................................................2.1(d)(i)
Subsidiary...............................................................................................2.1(b)(ii)
Superior Proposal............................................................................................4.4(d)
Surviving Corporation...........................................................................................1.1
Tax.........................................................................................................1.12(c)
Tax Returns..................................................................................................2.1(h)
Taxable.....................................................................................................1.12(c)
Taxes.......................................................................................................1.12(c)
Terminating Company Breach...................................................................................6.2(b)
Terminating Parent Breach....................................................................................6.3(a)
Termination Fee..............................................................................................6.4(c)
Vested Option..................................................................................................1.11
Violation................................................................................................2.1(c)(ii)
Voting Agreement...........................................................................................Preamble
Warrant Agreements...........................................................................................3.1(c)
Warrants..................................................................................................2.1(b)(i)

                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER, dated as of August 15, 2003 (this "Agreement"), by and among SSA GLOBAL TECHNOLOGIES, INC., a Delaware corporation ("Parent"), RUSH MERGER SUBSIDIARY, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and EXE TECHNOLOGIES, INC., a Delaware corporation (the "Company").

                                   WITNESSETH:

                  WHEREAS, Parent and the Company have each determined that it is in their respective best interests for Parent to acquire the Company, upon the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, the Board of Directors of the Company (the "Company Board") (i) has determined that this Agreement and the transactions contemplated hereby, including the Merger and the Asset Purchase (as hereinafter defined), are fair to and in the best interests of the Company and the unaffiliated stockholders and its stockholders generally, (ii) approved and declared the advisability of this Agreement and the transactions contemplated hereby, including the Merger and the Asset Purchase and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement and approve the Asset Purchase;

                  WHEREAS, the boards of directors of Parent and Merger Sub each have approved this Agreement, the Merger, the Asset Purchase and the other transactions contemplated by this Agreement;

                  WHEREAS, as soon as may be permitted after satisfaction or waiver of the conditions set forth herein, each share of the Company's Common Stock, par value $0.01 per share (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time shall be cancelled, extinguished and converted into and become a right to receive a price per share equal to the Price Per Share, subject to the terms and conditions set forth herein and Merger Sub shall be merged with and into the Company (the "Merger") in accordance with this Agreement and the relevant provisions of the DGCL, and the surviving corporation of the Merger shall be the Company; and

                  WHEREAS, as inducement and a condition to Parent's willingness to enter into this Agreement, Parent, the Company and certain of the Company's stockholders are entering into a voting agreement and irrevocable proxy, dated as of the date hereof, substantially in the form as that attached hereto as Exhibit A (the "Voting Agreement"), pursuant to which such stockholders party thereto have agreed, among other things, to vote the shares of Company Common Stock held by them in favor of the adoption of this Agreement and the Asset Purchase.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                          THE MERGER AND ASSET PURCHASE

                  1.1 THE MERGER.

         Upon the terms and subject to the conditions set forth in this Agreement, Merger Sub shall be merged with and into the Company at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company, as a wholly owned subsidiary of Parent, shall continue as the surviving corporation (the "Surviving Corporation"). The Merger will be effected pursuant to the provisions of, and with the effect provided in, the General Corporation Law of the State of Delaware, as amended (the "DGCL").

                  1.2 CLOSING.

         The closing of the Merger and the Asset Purchase (the "Closing") will take place as soon as practicable after satisfaction or waiver (as permitted by this Agreement and applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article V (the "Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Baker & McKenzie, 2001 Ross Avenue, Suite 2300, Dallas, Texas 75201, unless another place is agreed to in writing by the parties hereto.

                  1.3 EFFECTIVE DATE AND TIME.

         Upon the Closing, the parties shall file with the Secretary of State of the State of Delaware an appropriate certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings, recordings or publications required under the DGCL in connection with the Merger. The Merger shall become effective as of the date and time of such filings or such other time after such filings as the parties hereto shall agree to and specify in the Certificate of Merger (the "Effective Time"). The date on which the Effective Time shall occur is referred to as the "Effective Date."

                  1.4 ASSET PURCHASE.

         Unless the Company is otherwise notified in writing by Parent prior to the Effective Time, immediately prior to the Effective Time and upon the satisfaction or waiver in accordance with the terms of this Agreement or the conditions set forth herein other than the condition set forth in Section 5.3(e) of this Agreement, the Company will sell, assign, transfer, convey and deliver to Parent or its designated Subsidiary, free and clear of all Liens (other than Permitted Liens), and Parent or its designated Subsidiary will purchase, acquire and accept from the Company, certain assets of the Company set forth on Schedule 2.1(m)(i)(A) (the "Purchased Assets") (such transaction, the "Asset Purchase"). "Permitted Lien" shall mean Liens reflected in the Company's financial statements included in the Company SEC Reports (including the notes thereto). The purchase price for the Purchased Assets (the "Asset Purchase Price") shall be an amount equal to fair market value as determined by KPMG, LLP pursuant to a written valuation report and shall be payable in immediately available same day funds at Closing to an account designated by the Company at least two Business Days prior to the Closing Date.

                  1.5 EFFECTS OF THE MERGER.

         At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Surviving Corporation shall continue its corporate existence under the laws of the State of Delaware. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers, immunities and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Merger Sub and the Company shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

                  1.6 SUBSEQUENT ACTIONS.

         If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the transactions contemplated by this Agreement.

                  1.7 CERTIFICATE OF INCORPORATION.

         At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended so as to read in its entirety in the form set forth in Exhibit B hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and the provisions of such certificate of incorporation.

                  1.8 BYLAWS.

         Subject to Section 4.6(a), at the Effective Time, the Surviving Corporation will take all necessary actions so that the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the bylaws of the Surviving Corporation until thereafter amended as provided by the DGCL, the provisions of the certificate of incorporation of the Surviving Corporation and such bylaws, except that the name of the Surviving Corporation shall be "EXE Technologies, Inc."

                  1.9 OFFICERS AND DIRECTORS OF SURVIVING CORPORATION.

         The officers of Merger Sub immediately prior to the Effective Time shall be, from and after the Effective Time, the officers of the Surviving Corporation, until the earlier of their death, resignation or removal. The directors of Merger Sub shall be, from and after the Effective Time, the directors of the Surviving Corporation, until the earlier of their death, resignation or removal, or until their respective successors are duly elected and qualified, as the case may be.

                  1.10 EFFECT ON CAPITAL STOCK.

         As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any shares of the Company Common Stock or any shares of capital stock of Merger Sub:

                  (a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock and Parent or Merger Sub Owned Stock. Each share of the Company Common Stock that immediately prior to the Effective Time is owned by Parent, Merger Sub or the Company or any direct or indirect wholly owned subsidiary of Parent, Merger Sub or the Company, shall be cancelled, extinguished and retired, and no payment of any consideration shall be made with respect thereto.

                  (c) Company Common Stock. Each share of the Company Common Stock issued and outstanding immediately before the Effective Time (other than shares to be cancelled in accordance with Section 1.10(b) and any Dissenting Shares) will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $7.10 in cash per share without any interest thereon (as adjusted in accordance with this Agreement, the "Price Per Share"), subject to appropriate adjustment for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange with respect to the Company Common Stock occurring before the Effective Time. As of the Effective Time, all such shares of the Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a stock certificate which immediately prior to the Effective Time represented any such shares of the Company Common Stock (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Certificates as provided in Section 1.12, the aggregate Price Per Share attributable to the number of shares of the Company Common Stock represented by such Certificate in cash.

                  1.11 OPTIONS.

         Except as may be otherwise agreed in writing among Parent, the Company and any holder of any Option (as hereinafter defined), upon the consummation of the Merger, each option to acquire Company Common Stock (each, an "Option," and collectively, the "Options") outstanding immediately prior to the Effective Time under the Company's 1997 Incentive and Non-Qualified Stock Option Plan, as amended, the Company's Stock Option Plan for Non-Employee Directors, as amended, and the Former AllPoints Systems 1996 Stock Option Plan (such plans referred to herein as the "Option Plans"), whether or not then exercisable or vested, shall be terminated and cancelled immediately prior to the Effective Time for the consideration (if any) provided in this Section 1.11. Each Option that has an option exercise price per share less than the Price Per Share and (i) that is vested immediately prior to the Effective Time or (ii) that automatically vests upon or in connection with the consummation of the Merger without any action on the part of the Company or the Company Board or any committee thereof (each Option described in the foregoing clauses (i) and (ii), a "Vested Option"), shall entitle the holder thereof to the right to receive, as soon as is practicable on or after the Effective Time from the Surviving Corporation a cash payment (less applicable federal, state and local withholding taxes) in an aggregate amount equal to the product of (A) the excess of the Price Per Share over the exercise price per share of such Vested Option and (B) the number of shares of Company Common Stock for which such Vested Option was exercisable. Each Option that is not a Vested Option and each Option that is a Vested Option that has an exercise price per share equal to or greater than the Price Per Share will automatically be cancelled without any consideration as of the Effective Time. As of the Effective Time, each of the Option Plans and any other plan, program or arrangement (other than the Warrants) providing for the issuance or grant of any other interest in respect of the capital stock or equity of the Company or any subsidiary thereof shall be terminated and cancelled (without any liability on the part of the Surviving Corporation other than as expressly set forth in this Section 1.11). The Company and the Company Board and any committee thereof shall take any and all actions (including but not limited to giving requisite notices to holders of Options advising them of such cancellations and any rights pursuant to this Section 1.11 and obtaining any requisite consents from holders of Options) (A) as are necessary to fully advise holders of Options of their rights under the Option Plans in connection with the Merger and the Options and (B) as are necessary to effectuate the provisions of this Section 1.11 under the terms of the Option Plans. From and after the Effective Time, other than as expressly set forth in this Section 1.11, no holder of an Option shall have any rights in respect thereof other than to receive payment (if any) for his or her Options as set forth in this Section 1.11.

                  1.12 SURRENDER AND PAYMENT.

                  (a) Paying Agent. Before the Effective Time, Parent shall designate a reputable bank or trust company reasonably acceptable to the Company to act as paying agent for the record holders of shares of the Company Common Stock in connection with the Merger (the "Paying Agent"). Immediately after the Effective Time, Parent will deposit or cause to be deposited the Payment Fund in trust with the Paying Agent for the benefit of the holders of Certificates with the Paying Agent. The Paying Agent will be authorized, at the request of Parent, to invest the Payment Fund in (i) investment grade money market instruments,
(ii) direct obligations of the United States of America, (iii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iv) commercial paper rated the highest quality by either Moody's Investors Services, Inc. or Standard & Poor's Corporation or (v) certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital exceeding $1 billion, in each case having maturities not to exceed 30 days and as designated by Parent, with any interest earned thereon being payable to Parent. The "Payment Fund" shall mean cash in immediately available funds in an aggregate amount which is equal to the aggregate Price Per Share payable in accordance with Section 1.10(c) and (ii) is sufficient to enable the Paying Agent to make payments pursuant to Section 1.10 and 1.11.

                  (b) Surrender of Certificates. Promptly after the Effective Time, Parent and the Surviving Corporation will cause the Paying Agent to mail and/or otherwise distribute to each record holder of Certificates (other than holders of Certificates representing Dissenting Shares or representing shares contemplated by Section 1.10(b)), a notice and letter of transmittal and instructions in standard form for use in effecting the surrender of all Certificates held by each such record holder.

                  (c) Payment Procedures. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed and completed, the Paying Agent shall pay to the holder of such Certificate the aggregate Price Per Share attributable to the number of shares of the Company Common Stock represented by such Certificate, and such Certificate will then be cancelled. Until surrendered in accordance with the provisions of this Section 1.12(c), each Certificate (other than Certificates representing Dissenting Shares and Certificates representing shares covered by Section 1.10(b)) will represent for all purposes only the right to receive the aggregate Price Per Share relating thereto. No interest shall accrue or be paid in respect of cash payable upon the surrender of Certificates. At the Effective Time, all Certificates outstanding immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and holders of Certificates shall cease to have any rights as stockholders of the Company, except as provided herein or under applicable state corporation law. If any payment of cash in respect of cancelled shares of the Company Common Stock is to be paid to a Person other than the registered holder of the shares represented by the Certificate or Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Paying Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such shares or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable. Any consideration otherwise payable pursuant to this Agreement shall be subject to all applicable federal, state, local and foreign Tax withholding requirements. For purposes of this Agreement, "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, transfer, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties, fines and additions to tax imposed with respect to such amounts and any interest in respect of such penalties and additions to tax. For purposes of this Agreement, "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, entity or group (as defined in the Securities and Exchange Act of 1934, as amended (the "Exchange Act")).

                  (d) No Transfer. After the Effective Time, there will be no transfers of shares of the Company Common Stock recorded on the stock transfer books of the Surviving Corporation. If, after the Effective Time, valid Certificates are presented to the Surviving Corporation or to the Paying Agent, they will be cancelled and exchanged for the aggregate Price Per Share attributable to the number of shares of the Company Common Stock represented by such Certificate as provided in Section 1.10(c).

                  (e) Lost Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the aggregate Price Per Share attributable to the number of shares of the Company Common Stock represented by such Certificate due to such Person as provided in
Section 1.12(c) of this Agreement.

                  1.13 UNCLAIMED MERGER CONSIDERATION.

                  (a) Transfer to Parent. Any portion of the Payment Fund and the Company Contribution made available to the Paying Agent pursuant to Section 1.12(a) that remains unclaimed by the holders of Certificates for 180 days after the Effective Time will be transferred to the Parent upon demand. Any holder of Certificates who has not theretofore complied with this Article I will thereafter look only to the Parent for payment of the Price Per Share in accordance with this Agreement upon surrender of such Certificates.

                  (b) No Escheat of Remaining Funds. None of Parent, Merger Sub, the Company or the Paying Agent will be liable to any Person in respect of any cash delivered from the Payment Fund and the Company Contribution to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates have not been surrendered before seven years after the Effective Time (or immediately before such earlier date on which any payment pursuant to this Section 1.13(b) would otherwise escheat to or become the property of any Governmental Entity), the aggregate Price Per Share payable in respect to such Certificates will, unless otherwise provided by applicable law, become the property of the Parent, free and clear of all claims or interest of any Person previously entitled thereto. For purposes of this Agreement, "Governmental Entity" means any supranational, foreign, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing or other governmental or quasi-governmental authority.

                  (c) Merger Consideration. Any portion of the Payment Fund and Company Contribution made available to the Paying Agent pursuant to Section 1.12(a) to pay the Price Per Share in cash for shares of the Company Common Stock issued and outstanding immediately prior to the Effective Time for which appraisal rights have been perfected shall be returned to Parent, upon demand.

                  1.14 DISSENTING SHARES.

         Notwithstanding Section 1.10 hereof, shares of the Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded such holder's right to appraisal for such shares in accordance with Section 262 of the DGCL (and who has neither effectively withdrawn nor lost his, her or its right to such appraisal) ("Dissenting Shares"), shall not be converted into a right to receive cash pursuant to
Section 1.10, and the holder thereof shall be entitled to only such rights as are granted by the DGCL. If after the Effective Time such holder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into a right to receive cash as provided in Section 1.10, without interest thereon. The Company shall give Parent prompt notice of any demands received by the Company under

Section 262 of the DGCL for appraisal of shares of the Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

                  2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Except as set forth in the Company Disclosure Schedule delivered by the Company to Parent at or prior to the execution and delivery of this Agreement (the "Company Disclosure Schedule") (it being understood that (a) the Company Disclosure Schedule will be arranged by sections corresponding to the lettered and numbered sections contained in this Section 2.1 and (b) nothing in the Company Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Company Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail), the Company represents and warrants to Parent and Merger Sub as of the date of this Agreement and as of the Closing Date:

                  (a) Organization, Standing and Power. Each of the Company and each of its Subsidiaries (i) has been organized and is validly existing and in good standing under the laws of its jurisdiction of organization, (ii) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, (iii) has all requisite power and authority to own or lease and operate its properties and assets, and to carry on its business as now conducted and as currently proposed to be conducted and (iv) has obtained all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its business, except, in the cases of clauses (i) (with respect to Subsidiaries only), (ii) and (iv), as would not reasonably be expected to have a Material Adverse Effect on the Company. For purposes of this Agreement, "Material Adverse Effect" means, with respect to any entity, (a) any adverse change, circumstance or effect that, individually or aggregated with other changes, circumstances and effects, is or would reasonably be expected to be materially adverse to the business, operations, cash flows, assets, liabilities, condition or results of operations of such entity and its Subsidiaries taken as a whole, or (b) an impairment of the ability of such entity and its Subsidiaries taken as a whole to perform any of their material obligations under this Agreement or to consummate the transactions contemplated hereby, excluding any such change, circumstance or effect to the extent resulting from or arising in connection with (A) changes or conditions generally affecting the industries or segments in which the Company operates, (B) changes in general economic, market or political conditions which, in the case of (A) or (B), do not have a materially disproportionate effect (relative to other industry participants) on the Company, (C) any litigation brought or threatened by stockholders of the Company (whether on behalf of the Company or otherwise) in respect of the announcement of this Agreement or the consummation of the Merger, or (D) any disruption of customer, business partner, supplier or employee relationships that resulted from the announcement of this Agreement or the consummation of the Merger, to the extent so attributable; provided, that any reduction in the market price or trading volume of the Company's publicly traded common stock shall not be deemed to constitute a Material Adverse Effect on the Company (it being understood that the foregoing shall not prevent Parent from asserting that any underlying cause of such reduction independently constitutes such a Material Adverse Effect on the Company). Copies of the Organizational Documents, as amended and currently in force, and all corporate minute books and records of the Company and each of its Subsidiaries have been furnished by the Company to Parent for inspection. For purposes of this Agreement, "Organizational Documents" means, with respect to any entity, the certificate of incorporation, bylaws and/or other similar governing documents of such entity.

                  (b) Capital Structure.

                           (i) The authorized capital stock of the Company consists solely of (A) 150,000,000 shares of the Company Common Stock and (B) 20,000,000 shares of Preferred Stock, par value $0.01 per share. As of the close of business on the date hereof, (x) with respect to Company Common Stock, 6,822,099 shares of Company Common Stock are issued and outstanding 156,418 shares of Company Common Stock are issued and held in the treasury of the Company and 1,984,536 shares of Company Common Stock are reserved for issuance upon the exercise of outstanding Options and Warrants to purchase Company Common Stock, and
         (y) with respect to Preferred Stock, no shares are issued and outstanding, or held in the treasury of the Company. As of the date of this Agreement, there are no outstanding or authorized options, warrants or other rights to acquire capital stock of the Company other than (I) Options representing in the aggregate the right to purchase 1,388,499 shares (of which 17,932 are vested and have a per share exercise price that is less than the Price per Share, of which 454,231 are vested and have a per share exercise price that is equal to or greater than the Price Per Share, and of which 916,336 are unvested)) of the Company Common Stock under the Option Plans and (II) warrants to acquire shares of the Company Common Stock ("Warrants") representing in the aggregate the right to purchase 144,286 shares (of which 714 have a per share exercise price that is less than the Price per Share and which will be unvested as of immediately prior to the Effective Time, 715 have a per share exercise price that is less than the Price per Share and which will be vested as of immediately prior to the Effective Time, and 142,857 have a per share exercise price that is less than the Price per Share and which will be unvested as of immediately prior to the Effective Time). Section 2.1(b)(i) of the Company Disclosure Schedule sets forth, as of the date hereof, the exercise price, grant date, expiration date for and number of shares subject to all outstanding Options and Warrants to purchase Company Common Stock. All outstanding shares of capital stock or other equity interests, as the case may be, of the Company and each of the Subsidiaries are duly authorized, validly issued, fully paid and non-assessable, and are not subject to and were not issued in violation of any preemptive rights, purchase option, call option, right of first refusal, subscription right or any similar right, and were issued in compliance with all applicable federal and state securities laws and regulations. All shares of capital stock of the Company subject to issuance on the terms and conditions set forth in the Options or Warrants pursuant to which they are issuable, will, when issued in accordance with the terms of such instruments, be duly authorized, validly issued, fully paid and non-assessable, and will not be subject upon issuance to, nor issued in violation of, any preemptive rights, purchase option, call option, right of first refusal, subscription right or any similar right, and will be issued in compliance with applicable federal and state securities laws and regulations. Except as set forth above and in Section 2.1(b)(i) of the Company Disclosure Schedule, (A) there are no shares of capital stock or other equity securities (voting or nonvoting) of the Company or any of its Subsidiaries authorized, issued or outstanding, (B) there are no outstanding or authorized options, warrants or restricted stock (other than the Options to purchase Company Common Stock and Warrants described in Section 2.1(b)(i) of the Company Disclosure Schedule) or calls, preemptive rights, subscriptions or other similar rights, limited stock appreciation rights, stock-based performance units, agreements, arrangements, commitments or claims of any character, contingent or otherwise, (1) relating to the issued or unissued capital stock of the Company or any of its Subsidiaries or (2) obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interests in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, restricted stock, warrant, call, preemptive right, subscription or other right, convertible or exchangeable security, agreement, arrangement, commitment or claim.

                           (ii) Section 2.1(b)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of the Subsidiaries of the Company. For purposes of this Agreement, "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (1) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting and economic interests in such partnership) or (2) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. All of the issued and outstanding shares of capital stock of the Company's Subsidiaries are owned directly or indirectly by the Company free and clear of any liens, claims, encumbrances, restrictions, preemptive rights or any other claims of any third party ("Liens"). Except for the capital stock of its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any Person.

                           (iii) No bonds, debentures, notes or other indebtedness of the Company nor any of its Subsidiaries having, or convertible into other securities having, the right to vote on any matters on which stockholders may vote ("Company Voting Debt") are authorized, issued or outstanding.

                           (iv) There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or its Subsidiaries. There is no voting trust or other agreement to which the Company or any of its Subsidiaries is a party or is bound, or, to the knowledge of the Company, to which any stockholder of such entity is a party or is bound, with respect to the voting of the capital stock or other voting securities of the Company of any of its Subsidiaries. The Company has the ability to effect any action requiring the approval of the stockholders of any of its Subsidiaries and to designate all of the members of the board of directors or others performing similar functions of each of its Subsidiaries.

                  (c) Authority; No Conflicts.

                           (i) The Company has all requisite corporate power and corporate authority to execute and deliver this Agreement, the Voting Agreements and a bill of sale, duly executed on behalf of the Company, in the form attached hereto as Exhibit C, and short form assignments of trademarks, domain names and copyrights in the form attached hereto as Exhibit C-1 (Exhibits C and C-1 collectively, the "Asset Purchase Documents") and each instrument required hereby to be executed and delivered by the Company prior to or at the Effective Time and, subject to the adoption of this Agreement and approval of the Asset Purchase by the requisite vote of the holders of the Company Common Stock, to consummate the transactions contemplated hereby and perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Asset Purchase Documents, the Voting Agreement and each instrument required hereby to be executed and delivered by the Company prior to or at the Effective Date, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger and the Asset Purchase to any required adoption of this Agreement by the holders of the Company Common Stock. Subject to the adoption of this Agreement and the approval of the Asset Purchase by the requisite vote of the holders of the Company Common Stock, this Agreement and the Voting Agreement have been, and the Asset Purchase Documents, when executed and delivered in accordance herewith, will be, duly executed and delivered by the Company and, assuming due authorization, execution and delivery of such agreements by the other parties hereto and thereto, constitute (or, in the case of the Asset Purchase Documents, will constitute) valid and binding agreements of the Company, enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (ii) The execution and delivery of each of this Agreement, the Asset Purchase Documents and each of the Voting Agreements does not or will not, as the case may be, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a material penalty or right of termination, amendment, cancellation or acceleration of any material obligation or the loss of a material benefit under, or the creation of a Lien on any material assets pursuant to (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation"): (A) any provision of the Organizational Documents of the Company or any of its Subsidiaries or (B) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in Section 2.1(c)(iii) below, (x) any Company Material Contracts or other material obligation, instrument, permit, concession, franchise, license, or (y) except for such Violations as would not reasonably be expected to have a Material Adverse Effect on the Company, any judgment, order, decree, statute, law, ordinance, rule or regulation, in each case described in
         (x) or (y) above applicable to the Company, its Subsidiaries or their respective properties or assets.

                           (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement, the Asset Purchase Documents or the Voting Agreements by the Company or the consummation by the Company of the transactions contemplated hereby, except for those required under or in relation to
         (A) state securities or "blue sky" laws, (B) the Securities Act of 1933, as amended (the "Securities Act"), (C) the Exchange Act, (D) the DGCL with respect to the filing and recordation of the Certificate of Merger or other documents, (E) rules and regulations of the NASDAQ National Market ("NASDAQ") and (F) those consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to obtain or make as would not reasonably be expected to (x) result in a material loss or liability to the Company or its Subsidiaries or (y) interfere in a material manner with the business or operations of the Company and its Subsidiaries or the ownership of their property or assets.

                  (d) Reports and Financial Statements.

                           (i) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the Securities and Exchange Commission (the "SEC") since December 31, 2001 through the date of this Agreement, including all exhibits thereto (the "Company SEC Reports"). All of the Company SEC Reports have been filed using the SEC's Electronic Data Gathering and Retrieval System. None of the Company's Subsidiaries is required to file any form, report or other document with the SEC. None of the Company SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained, and none of the Company's subsequent filings made after the date of this Agreement amending or superseding any Company SEC Reports and any reports, schedules, forms, statements, proxy statements or other documents (including in each case, exhibits, schedules, amendments or supplements thereto and any other information incorporated by reference therein) filed with the SEC after the date of this Agreement (the "Subsequent Filings") will contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (ii) Each of the financial statements (including the related notes) included in the Company SEC Reports and the Subsequent Filings presents or will present fairly, in all material respects, the consolidated financial position and consolidated results of operations of the Company and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount, and except that the unaudited financial statements need not contain footnotes. Since December 31, 2002, there has been no material change in the Company's accounting methods or principles except as described in the notes to the consolidated financial statements of the Company contained in the Company SEC Reports and Subsequent Filings. All of such Company SEC Reports and Subsequent Filings, as of their respective dates (and as of the date of any amendment to the respective Company SEC Reports), complied and will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

                           (iii) Except (A) as set forth in the consolidated balance sheets (and notes thereto) of the Company and its consolidated Subsidiaries included in the Company SEC Reports, (B) for liabilities or obligations incurred in the Ordinary Course (none of which is a material liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit), (C) to the extent specifically identified as a claim, liability, indebtedness or payment obligation of the Company or its Subsidiaries of any nature in any section of the Company Disclosure Schedule and (D) for such claims, liabilities, indebtedness or payment obligations of any nature that would have been required to be disclosed as such in any section of the Company Disclosure Schedule but for the existence of a materiality or Company Material Adverse Effect qualification or a specific dollar threshold limiting such disclosure since December 31, 2002, neither the Company nor any of its Subsidiaries has any material liabilities or material obligations of any nature (whether accrued, absolute, contingent, asserted, liquidated or otherwise). For purposes of this Agreement, "Ordinary Course" means, with respect to any entity, any actions taken in the regular and ordinary course of that entity's business, consistent in all material respects with past practices.

                  (e) Information Supplied.

                           (i) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in
         (A) the proxy or information statement (including any amendment or supplement thereto) related to the meeting of the Company's stockholders to be held in connection with the Merger and the transactions contemplated by this Agreement (the "Proxy Statement") or
         (B) the Schedule 13E-3 will, at the time the Proxy Statement is first published, sent or given to the Stockholders of the Company, at the time of the Company Stockholders Meeting and at the Effective Time, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading or necessary to correct any statement in any earlier communication with respect to any solicitation of proxies for the Company Stockholders Meeting which shall have become false or misleading. All documents that the Company is responsible in whole or in part for filing with the SEC in connection with the Merger will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder at the time the Proxy Statement is first published, sent or given to the Stockholders of the Company and at the Effective Time.

                           (ii) Notwithstanding the foregoing provisions of this
         Section 2.1(e), no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement and the Schedule 13E-3 based on information supplied in writing by Parent or Merger Sub specifically for inclusion or incorporation by reference therein.

                  (f) Compliance with Applicable Laws; Regulatory Matters. The Company and its Subsidiaries hold all permits, licenses, certificates, franchises, registrations, variances, exemptions, orders and approvals of all Governmental Entities ("Permits") which are material to the Leases and the operation of their respective businesses, except for such failures to have received such Permits as would not reasonably be expected to have a Material Adverse Effect on the Company or materially affect the ownership, use, occupancy or value of the Leases. The Company and its Subsidiaries and the Leases are in compliance with the terms of such Permits, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on the Company or materially affect the ownership, use, occupancy or value of the Leases. The businesses of the Company and its Subsidiaries are not being and have not been conducted in violation of any law, ordinance, regulation, judgment, decree, injunction, rule or order of any Governmental Entity, except for violations which would not reasonably be expected to have a Material Adverse Effect on the Company. No investigation by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened.

                  (g) Litigation. Except as disclosed in the Company SEC Reports, there is no litigation, arbitration, grievance, claim, suit, action, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries or any of their respective assets which, in the case of any such pending litigation, arbitration, grievance, claim, suit, action, investigation or proceeding, could reasonably be expected to result in payments in excess of $250,000 or, in the case of any threatened litigation, arbitration, grievance, claim, suit, action, investigation or proceeding, would reasonably be expected to have a Material Adverse Effect on the Company. There is no judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries that requires any payment in excess of $250,000 or which would materially interfere with the business or operations of the Company or any of its Subsidiaries.

                  (h) Taxes. (i) The Company and each of its Subsidiaries have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them, and all such filed Tax Returns are complete and accurate in all material respects, and neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return, (ii) the Company and each of its Subsidiaries have paid all Taxes that are due and owing whether or not shown on such filed Tax Returns or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any stockholder, employee, creditor or third party, except with respect to matters contested in good faith and for which adequate reserves have been established in accordance with GAAP as reflected in the most recent consolidated balance sheet, (iii) there are no pending or, to the knowledge of the Company, threatened audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters relating to the Company or any of its

Subsidiaries, (iv) there are no material deficiencies or claims for any Taxes that have been proposed, asserted or assessed against the Company or any of its Subsidiaries, (v) there are no material Liens for Taxes upon the assets of the Company or any of its Subsidiaries, other than Liens for current Taxes not yet due and payable and Liens for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP as reflected in the Latest Financials and (vi) none of the Company or its Subsidiaries has made an election under Section 341(f) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"). Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the receipt (whether in cash or property or the vesting of property) by any "disqualified individual" (as such term is defined in Proposed Treasury Regulation Section 1.280G-1) with respect to the Company or any of its Subsidiaries of any amount that would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the past five years. Neither the Company nor any of its Subsidiaries is a party to, bound by or has any obligation under, any Tax sharing agreement or similar contract or arrangement or any agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other Person (other than contracts or arrangements entered into with employees, consultants or independent contractors or in connection with purchase or sale agreements or sale leasebacks, which contracts and arrangements would not reasonably be expected to have a Material Adverse Effect on the Company). The Company and its Subsidiaries (A) are not, and have not been, a member of an affiliated group filing a consolidated federal income Tax Return or an affiliated, combined or unitary group other than a group the common parent of which is the Company and (B) have no liability for Taxes of any Person under Treasury Regulation 1.1502-6(a) (or any similar provision of state, local or foreign law), or as a transferee or successor, by contract or otherwise. None of the Company or its Subsidiaries has waived any statute of limitations in respect of Taxes or consented to extend the time, or is the beneficiary of any extension of time, in which any Tax may be assessed or collected by any taxing authority. None of the Company or its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(a),
Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law), (ii) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law), (iii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law) or (iv) installment sale made prior to the Closing Date. Neither the Company nor any of its Subsidiaries has incurred any liability to make any payments that are or may be nondeductible under Code Section 162(m). Neither the Company nor any of its Subsidiaries has filed with respect to any item a disclosure statement pursuant to Code Section 6662. Seller has no knowledge of the existence of any "5-percent shareholder" (as defined in Section 382(k)(7) of the Code) of the Company, since August 4, 2000, and the Company has no knowledge of any changes in ownership in the Company's capital stock by such stockholders since August 4, 2000, except as set forth in Section 2.1(h) of the Company Disclosure Schedule or as reported by such stockholders that were also officers or directors of the Company through filings pursuant to
Section 16 of the Exchange Act. Since August 4, 2000, the Company's net operating losses for federal income tax purposes are not less than $30,000,000. For purposes of this Agreement, "Tax Returns" means all returns and reports (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax authority in any jurisdiction relating to Taxes, including any amendments thereof.

                  (i) Absence of Certain Changes or Events. Since December 31, 2002, the Company and its Subsidiaries have conducted their respective businesses in the Ordinary Course. Except as disclosed in Section 2.1(i) of the Company Disclosure Schedule:

                           (i) except as set forth in the Company SEC Reports or as specifically identified on the Company Disclosure Schedules as an event, condition or occurrence constituting a Material Adverse Effect, there has not been any condition, event or occurrence which has had or would reasonably be expected to have a Material Adverse Effect on the Company;

                           (ii) other than the reverse stock split of the Company's issued and outstanding shares of common stock that occurred on January 2, 2003, there has been no declaration, setting aside or payment by the Company or any Subsidiary of any dividend or other distribution payable in cash, securities or other property with respect to, or split, combination, redemption, reclassification, purchase or other acquisition of, any shares of capital stock (or other equity interests) or other securities of the Company or any of its Subsidiaries, other than those payable by a wholly-owned Subsidiary of the Company solely to the Company or to another wholly-owned Subsidiary of the Company, or any other change in the capital structure of the Company or any of its Subsidiaries;

                           (iii) other than issuances of Common Stock pursuant to the exercise of Options outstanding prior to the date of this Agreement, there has been no issuance or sale, or authorization therefor, by the Company or any Subsidiary of any shares of capital stock or any other securities (equity or debt) of the Company or any of its Subsidiaries or issuance, sale or authorization by the Company or any Subsidiary for any securities (equity or debt) convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to purchase or subscribe for, or the entering into by the Company or any Subsidiary of any arrangement or contract, agreement, instrument, arrangement, guarantee, license, executory commitment or understanding that is binding on the Company or any of its Subsidiaries (a "Contract") with respect to the issuance or sale of, any shares of capital stock of any class of the Company or Voting Debt or other securities (equity or debt), or any other changes to the capital structure of the Company or any of its Subsidiaries;

(iv) there have been no Contracts (or amendments, modifications, supplements or replacements to existing Contracts) made or committed to be made or entered into to be performed by the Company or any of its Subsidiaries relating to, capital expenditures by the Company or any of its Subsidiaries under which the obligations of the Company or any of its Subsidiaries from and after June 30, 2003 will be in excess of $100,000 in the current year or any future calendar year, or in the aggregate for such capital expenditures with a value in excess of $200,000 and the Company and its Subsidiaries have not made any capital expenditures in excess of such amounts since June 30, 2003;

                           (v) neither the Company nor any of its Subsidiaries has acquired, by merging or consolidating with, by purchasing an equity interest in, by purchasing all or a portion of the assets of, or by any other manner, any business or any Person, or other acquisition of any assets of any Person (other than the purchase of equipment, inventories and supplies in the Ordinary Course);

                           (vi) there have been no transfers, leases, licenses, guarantees, sales, mortgages, pledges, disposals of, subjecting to Liens (other than Permitted Liens) or other encumbrances on, any assets of the Company or any of its Subsidiaries that are material to their business or that have a value individually in excess of $50,000 other than with respect to (i) transactions between wholly-owned Subsidiaries of the Company and the Company or between wholly-owned Subsidiaries of the Company, (ii) dispositions of excess or obsolete assets of the Company or any of its Subsidiaries in the Ordinary Course and (iii) leases, licenses or sales in the Ordinary Course;

                           (vii) except as disclosed in the Company SEC Reports and except to the extent required under existing employee and director benefit plans, agreements or arrangements in effect on December 31, 2002, as set forth in Section 2.1(i)(vii) of the Company Disclosure Schedule or required by applicable law or contemplated by Section 1.10, and other than the grant of awards in the Ordinary Course pursuant to the Company's stock option plans prior to the date of this Agreement and set forth in Section 2.1(b)(i) of the Company Disclosure Schedule, there have been no increases in the compensation or fringe benefits of any of the Company's or its Subsidiaries' directors, officers or employees (except for increases to employees who are not officers of the Company or any of its Subsidiaries in the Ordinary Course);

                           (viii) there have been no plans of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganizations of the Company or any of its Subsidiaries or any agreements relating to any Acquisition Proposals adopted or entered into;

                           (ix) except as disclosed in the Company SEC Reports, there has been no (i) incurrence, assumption, modification or prepayment of any indebtedness for borrowed money, issuance of any debt securities or warrants or other rights for the acquisition of debt securities, or guarantees, endorsements or liabilities or responsibilities for the obligations or indebtedness of another Person by the Company or any of its Subsidiaries, other than indebtedness owing to or guarantees of indebtedness owing to, the Company or any direct or indirect wholly-owned Subsidiary of the Company, or capital leases entered into, or (ii) loans, extensions of credit or advances by the Company or any of its Subsidiaries to any other Person, other than to the Company or to any direct or indirect wholly-owned Subsidiary of the Company, except, in the case of preceding clauses (i) and (ii), for loans, extensions of credit or advances constituting trade payables or receivables arising in the Ordinary Course and in the case of preceding clause (ii), for advances to employees in respect of travel and entertainment expenses in the Ordinary Course;

                           (x) except as set forth on Schedule 4.10(e), there have been no accelerations of the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, restricted stock, insurance (including arrangements or agreements for premiums therefor) or other compensation or benefits of the Company or any of its Subsidiaries;

                           (xi) neither the Company nor any of its Subsidiaries has made any payments, discharges, settlements or satisfactions of any claims, litigation, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than (i) the payment, discharge, settlement or satisfaction, in the Ordinary Course, of (A) liabilities reflected or reserved against in the December 31, 2002 balance sheet included in the Company SEC Documents or (B) liabilities (other than litigation) subsequently incurred in the Ordinary Course and (ii) other claims, litigation, liabilities or obligations (qualified as aforesaid) that in the aggregate do not exceed $100,000;

                           (xii) except as disclosed in the Company SEC Reports, there have been no plans, announcements, implementations or effectuations of any reductions in force, lay-offs, early retirement programs, severance programs or other programs or efforts concerning the termination of employment of employees of the Company or its Subsidiaries, other than routine employee terminations in the Ordinary Course;

                           (xiii) there have been no actions or omissions which would (or would reasonably be likely to) materially impede, delay, hinder or make more burdensome for the Surviving Corporation or Parent to obtain and maintain any and all authorizations, approvals, consents or orders from any Governmental Entity or other third party necessary or required to maintain the Company Permits in effect at all times following the Merger on the same terms as in effect on the date of this Agreement;

                           (xiv) there have been no entries into any new material lines of business;

                           (xv) there has been no failure to maintain with current or other financially responsible insurance companies insurance on the Company's or its Subsidiaries' assets, tangible and intangible, and their respective businesses in such amounts and against such risks and losses as are consistent with past practice and standard practice in the Company's industry;

                           (xvi) there has been (i) no materially amended Tax Returns or claims for refund filed, (ii) no making or rescission of any material Tax election or other failure to prepare all Tax Returns in a manner which is consistent with the past practices of the Company and each Subsidiary of the Company, as the case may be, with respect to the treatment of items on such Tax Returns except to the extent that any inconsistency (A) did not, would not, or may not materially increase Parent's, the Company's or any of the Company's Subsidiaries' liability for Taxes for any period or (B) is or was required by Law, (iii) no incurrence of any material liability for Taxes other than in the ordinary course of business, apart from any Tax liability that may result from the Asset Purchase, or (iv) no settlement or closing agreement with a taxing authority that materially increases or would reasonably be likely to materially increase the Tax liability of the Company or any of its Subsidiaries for any period entered into; and

                           (xvii) there has been no material change by the Company or any of its Subsidiaries in any accounting practices, policies or procedures or any methods of reporting income, deductions or other items for income tax purposes (except insofar as may have been required by applicable law, GAAP or SEC rule or which are, or will be in the event of a requirement of law, GAAP or SEC rule adopted or applicable after December 31, 2002, disclosed in the Company SEC Reports and described in Section 2.1(i)(xvii) of the Company Disclosure Schedule).


                  (j) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock is the only vote of the holders of any class or series of the capital stock of the Company necessary to adopt this Agreement or approve the Asset Purchase or the other transactions contemplated hereby.

                  (k) Real Property.

                           (i) None the Company or any of its Subsidiaries owns any real property. Section 2.1(k)(i) of the Company Disclosure Schedule sets forth a list of all material leases, subleases, licenses and other agreements (true, correct and complete copies of which have been delivered to Parent relating to real property with respect to which the Company and/or any of its Subsidiaries are a party (collectively, the "Leases"). The Leases are legal, valid, binding, enforceable and in full force and effect, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the Company and/or its Subsidiaries has a valid leasehold interest in the leasehold estates and licenses created by the Leases free and clear of Liens, except where such Liens would not interfere in any material respect with the conduct of the business of the Company and its Subsidiaries as currently conducted on the leased premises and would not in the aggregate have a Material Adverse Effect on the Company. To the best knowledge of the Company, no other parties to the Leases are in breach or default of any such leases.

         In addition, neither the Company or any of its Subsidiaries are in breach or default of any of the Leases, and no events have occurred which, with the passage of time, could constitute a default or breach by the Company or any of its Subsidiaries under any of the Leases or, to the knowledge of the Company, could constitute a default or breach by any other party under any Lease.

                           (ii) No consent or approval is required to be obtained under any of the Leases, and no breach, default or right of termination shall arise under any Lease nor does any landlord or other party have the right to increase the amounts payable or charge any sum under any Lease, in each case in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except to the extent that the foregoing individually and in the aggregate would not have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any affiliates of any of the foregoing is, or has an ownership, financial or other interest in, the landlord under any of the Leases. The Leases comprise all of the real property used or intended to be used in, or otherwise related to, the Company's and its Subsidiaries' business. Neither the Company nor any of its Subsidiaries is subletting any space covered by, or has assigned its interest in, any of the Leases. All brokerages commissions or other fees due in connection with the real estate lease for the Company's headquarters in Dallas, Texas have been paid in full on or prior to the date hereof.

                           (iii) All of the Company's and its Subsidiaries' material personal property, including computers, electronics, leasehold improvements, furnishings, machinery and equipment, is in good repair (ordinary wear and tear excepted), is in good working order and, to the knowledge of the Company, materially complies with all applicable Laws.

                           (iv) Except as set forth in Section 2.1(k)(iv) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is contractually obligated to undertake or pay for the restoration or removal of any alterations or improvements or the repair of any damages (including any such damages arising from lapses of maintenance) with respect to any leased real property which is reasonably likely to cost in excess of $100,000 in the aggregate except to the extent that such restoration, removal, alteration, improvement or repair is specifically provided for on the most recent consolidated balance sheet of the company.

                  (l) Employee Benefit Plans; Labor Matters.

                           (i) Section 2.1(l)(i) of the Company Disclosure Schedule contains a true and complete list of each (a) employee benefit plan and any material policy, program or arrangement (including, without limitation, each "employee benefit plan," within the meaning of
         Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and each employee benefit plan and any material policy, program or arrangement that is governed by the laws of any jurisdiction other than the United States) sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of current or former employees, directors, consultants or independent contractors or with respect to which the Company or any of its Subsidiaries has any material liability, and (b) benefit arrangement or Contract between the Company or its Subsidiaries and any current or former employees, directors, consultants and independent contractors (which have or had an annual base compensation of more than $75,000), and with respect to each of (a) and (b) which sets forth any incentive, bonus, change in control, severance, redundancy payment, notice of termination of employment, relocation, employment and insurance provisions under which any such current or former employee, director, consultant or independent contractor of the Company or any of its Subsidiaries (the "Company Participants") has any present or future right to material benefits (collectively, the "Company Benefit Plans").

                           (ii) (a) Each of the Company Benefit Plans has been maintained, funded, operated, and administered in compliance with applicable law, its governing plan document and, where applicable, any contractual commitments to participants including but not limited to ERISA and the Code, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect on the Company, (b) each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") to such effect, has been timely amended to comply in all material respects with the provisions of the Tax legislation commonly referred to as "GUST" and "EGTRRA" and has been or will be submitted to the IRS for a determination letter that takes such amendments into account within the remedial amendment period specified by Section 401(b) of the Code, and the Company knows of no event that would cause the disqualification of any such Company Benefit Plan, (c) no Company Benefit Plan provides welfare or welfare-type benefits (whether or not insured) to Company Participants or their dependents or beneficiaries beyond the Company Participant's termination of employment or termination of service of non-employees with the Company or any of its Subsidiaries, other than coverage mandated by applicable law or benefits the full cost of which is borne by the Company Participant (or his or her dependent or beneficiary), (d) no Company Benefit Plan or any other employee pension benefit plan that the Company, any Subsidiary or any other entity that, together with the Company or any Subsidiary, is treated as a single employer under
         Section 414 of the Code, maintains, contributes to or ever has maintained or contributed to (i) is a "multiemployer plan," as such term is defined in Section 3(37) or 4001(a)(3) of ERISA, (ii) is subject to Section 412 of the Code or Title IV of ERISA or (iii) is a defined benefit plan not covered by 2.1(1)(ii)(d)(ii) above, and neither the Company nor any of its Subsidiaries has any liability (contingent or otherwise) under Title IV of ERISA or similar applicable law on account of any such plan or otherwise,(e) neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Company Benefit Plan which to the Company's knowledge would subject such entity to either a civil penalty assessed pursuant to Sections 502(i) or 502(l) of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code, (f) except as disclosed in the Company SEC Reports, to the knowledge of the Company, there are no pending or threatened claims (other than routine claims for benefits, but including an individual participant's claims under a Company health and welfare plan that, in the aggregate, exceeds or is likely to exceed $100,000) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto, nor has the Company or any of its Subsidiaries received notice of any threatened, actions or proceedings by any Governmental Entity, against or otherwise involving any Company Benefit Plan, (g) there are no uninsured liabilities with respect to any benefits or claims under any Company Benefit Plan, except as included as a liability in the financial statements included in the Company SEC Reports, (h) no event has occurred and no condition exists that to the Company's knowledge would subject the Company or any of its Subsidiaries to any Tax, fine, lien, penalty or other liability with respect to any Company Benefit Plan imposed by ERISA or the Code or other applicable law, which would reasonably be expected to have a Material Adverse Effect on the Company, (i) any terminated Company Benefit Plan has been terminated in all material respects in accordance with applicable laws and all benefits under any such terminated plan have been paid in accordance with the terms of such Company Benefit Plan, (j) each U.S. (and, to the Company's knowledge, foreign) Company Benefit Plan in the form as of the Closing Date may be amended or terminated at any time after the Closing Date without material liability to the Company other than for accrued benefits and costs of termination, (k) all material contributions or amounts payable by the Company or any of its Subsidiaries as of the Effective Time with respect to any Company Benefit Plan in respect of current or prior plan years which are required to be reflected in the Company's financial statements in accordance with GAAP have been paid or accrued in accordance with GAAP, and (l) the Company has made available to Parent and the Merger Sub true and correct copies in all material respects of all Company Benefit Plans and benefit arrangements or contracts listed in Section 2.1(l)(i) of the Company Disclosure Schedule, together with all amendments thereto, and to the extent applicable, (i) all current summary plan descriptions; (ii) the most recent annual report on the IRS Form 5500-series, including any attachments thereto; (iii) the most recent accountant's report, if any; and (iv) the most recent IRS determination letter.


                  Except as provided pursuant to this Agreement or as disclosed on Section 2.1(l)(ii) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby shall (a) result in any payment becoming due to any Company Participant, (b) increase any benefits otherwise payable under any Company Benefit Plan, (c) result in any acceleration of the time of payment or vesting of any benefits under any Company Benefit Plan, (d) result in any forgiveness of indebtedness, (e) result in any obligations to fund benefits with respect to any current or former employees of the Company or any of its Subsidiaries or (f) violate the provisions of any agreement between a Company Participant and the Company or any of its Subsidiaries, except in each case where such payment, increase, acceleration, forgiveness, funding or violation would not reasonably be expected to have a Material Adverse Effect on the Company.

                           (iii) (a) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining or other labor union contract and no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries and there are no labor or collective bargaining agreements that pertain to the employees of the Company or any of its Subsidiaries other than works councils required by statute, (b) there is no pending or to the knowledge of the Company, threatened labor dispute, strike, work stoppage, lockout or other labor controversy involving the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries experienced any such labor controversy within the past three years, (c) there is no union or similar organization currently certified, and there is no union representation question and no union or other organization activity that would be subject to the National Labor Relations Act (20 U.S.C.
         Section 151 et seq.) or similar applicable law exists, or to the Company's knowledge, is threatened with respect to the Company's or any of its Subsidiaries operations; (d) to the Company's knowledge, no officer of the Company or any of its Subsidiaries ("Employee") is a party to any confidentiality, non-competition, proprietary rights or other such agreement between such Employee and any other Person besides the

         Company or any of its Subsidiaries, as applicable, that would be material to the performance of such Employee's employment duties, or the ability of the Company or Merger Sub to conduct their business, (e) there is no pending or, to the knowledge of the Company, threatened action, complaint, arbitration, proceeding or investigation against the Company or any of its Subsidiaries by or before any court, governmental agency, administrative agency, board, commission or arbitrator brought by or on behalf of any prospective, current or former employee, labor organization or other representative of employees of the Company or any of its Subsidiaries, (f) the Company and its Subsidiaries are in compliance with all applicable laws, agreements, and policies relating to employment of labor, employment practices and terms and conditions of employment, including, but not limited to, all such laws relating to hours, wages, civil rights, safety and health, workers' compensation, and the collection and payment of withholding and/or Social Security taxes and other similar taxes, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect on the Company, (g) except as disclosed in the Company SEC Reports, neither the Company nor any of its Subsidiaries has closed any office, plant or facility, effectuated any layoffs of employees or otherwise engaged in any act that would trigger the application of the WARN Act or any similar applicable law and none of the affected employees has suffered an "employment loss" (as defined in the WARN Act) since ninety days prior to the date hereof, or implemented any early retirement, separation or window program within the past year, nor has the Company or any of its Subsidiaries planned or announced any such action or program for the future, and (h) all salaries, wages and other benefits, bonuses and commissions of all directors, officers and employees of the Company and its Subsidiaries have, to the extent due, been paid or discharged in full or are reflected as liabilities on the financial statements contained in the Company SEC Reports.

                  (m) Intellectual Property.

                           (i) Except as disclosed in the Company SEC Reports, the Company or one or more of its Subsidiaries owns or has the right to use pursuant to written license agreements, free and clear of all liens, security interests or other encumbrances, all trademarks, tradenames, service marks, Internet domain names, trade dress, patents, patent applications or trademarks, service marks, copyrights or other registrations or applications for registration of intellectual property, copyrights, technology, software, know-how, trade secrets, confidential information, unpatented inventions and processes used by the Company or any of its Subsidiaries in their respective businesses and material thereto or necessary therefor (the "Intellectual Property"). Section 2.1(m)(i)(A) of the Company Disclosure Schedule sets forth a true and complete list of all Intellectual Property owned by the Company and its Subsidiaries and Section 2.1(m)(i)(B) of the Company Disclosure Schedules sets forth a true and complete list of all Intellectual Property that the Company and its Subsidiaries are licensed or otherwise permitted by other Persons to use.

                           (ii) Except as disclosed in the Company SEC Reports, no claim has been asserted against the Company or any of its Subsidiaries and, to the Company's knowledge no claim is pending by any Person challenging or questioning the Company or any other Person's use of the Intellectual Property or the validity or effectiveness of the

         Intellectual Property, and to the Company's knowledge, there is no reasonable basis for same.

                           (iii) To the Company's knowledge, the conduct of the Company's and its Subsidiaries' businesses does not infringe, misappropriate or misuse the intellectual property, confidential information or other rights of any Person, and, except as disclosed in the Company SEC Reports, to the Company's knowledge no claim has been asserted or is pending alleging same.

                           (iv) To the Company's knowledge, no third party has infringed, misappropriated or misused any of the Intellectual Property and the Company is not aware of any facts that indicate a likelihood of the same, and, except as disclosed in the Company SEC Reports, to the Company's knowledge no claim has been asserted or is pending alleging same.

                           (v) Except to the extent that it would not reasonably be expected to have a Material Adverse Effect on the Company, no loss or expiration of any of the Intellectual Property is pending or reasonably foreseeable or (to the Company's knowledge) threatened, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by the Company, including, without limitation, a failure by the Company to pay any required maintenance fees).

                           (vi) The Company has a policy of requiring all employees, agents, consultants or contractors who have contributed or participated in the creation, development or improvement or modification of Intellectual Property, software or other products of the Company or its Subsidiaries to assign all of their rights therein to the Company or a Subsidiary. The Company complies in all material respects with such policy. To the Company's knowledge, (i) no Person has any basis for claiming any right, title or interest in and to any such Intellectual Property, software or other products except for such claims as would not reasonably be expected to be successful and (ii) no such claim is currently pending or threatened.

                           (vii) The Company and its Subsidiaries have taken reasonable measures consistent with industry practice to protect and preserve the confidentiality of all of the Company's and Subsidiaries' trade secrets (including, without limitation, any software source code). Schedule 2.1(m)(vii) contains a description of all escrow accounts that are used with respect to the Company's and Subsidiaries' software source codes. To the Company's knowledge, neither the Company nor its Subsidiaries has disclosed or authorized anyone to disclose source code for Company or Subsidiary software products or material trade secrets other than pursuant to a nondisclosure agreement, and to the Company's knowledge, no such party to any nondisclosure agreement is in breach thereof.

                           (viii) None of the software products of the Company or any Subsidiary is subject to the provisions of any open source or other source code license agreement that (A) requires the distribution of source code in connection with the distribution of the licenses software in object code form; (B) prohibits or limits the Company or any

         Subsidiary from charging a fee or receiving consideration in connection with sublicensing or distributing such licensed software (whether in source code or object code form); or (C) allows a customer or requires that a customer have the right to decompile, disassemble or otherwise reverse engineer the software by its terms and not by operation of law.

                           (ix) The consummation of the transactions contemplated by this Agreement will not result as a consequence of actions taken by the Company prior to the Effective Date in: (A) the Company being bound by any non-compete or other restriction on the operation of any business of the Company; (B) the granting by the Company of any Intellectual Property to a third party (including, without limitation, a covenant not to sue); and (C) the loss or impairment of the Company's rights to own or use any material Intellectual Property.

                           (x) The generally released software products of the Company and its Subsidiaries perform in all material respects in accordance with their documentation and meet in all material respects the contractual terms and warranties provided to customers in connection therewith. Except as set forth in Section 2.1(r) of the Company Disclosure Schedule, there are no material Contracts concerning the Intellectual Property and no material Contracts concerning the software products of the Company or its Subsidiaries other than customer Contracts in the Ordinary Course..

                  (n) Environmental, Health, and Safety Matters. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, each of the Company and its Subsidiaries has complied and is in compliance with all Environmental, Health, and Safety Requirements, including, without limitation, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business. None of the Company or its Subsidiaries has received any notice or report regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, none of the Company, its Subsidiaries, or their respective predecessors has treated, stored, disposed of, arranged for or permitted the disposal of, manufactured, distributed, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given rise to liabilities or could reasonably be expected to give rise to liabilities pursuant to any Environmental, Health, and Safety Requirements. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has assumed, undertaken, or otherwise become subject to, any liability of any other Person or entity relating to Environmental, Health, and Safety Requirements. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, no facts, events or conditions relating to the past or present facilities, properties or operations of the Company, its Subsidiaries, or any of their respective predecessors could reasonably be expected to prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements.

         For purposes of this Agreement, "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, pollution, or protection of the environment.

                  (o) Brokers or Finders. Except for the engagement of Stephens Inc. by the Company, no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has provided Parent with a true and complete copy of the engagement letters relating to its arrangements with Stephens Inc.

                  (p) Insurance. Section 2.1(p) of the Company Disclosure Schedule contains a list of all material insurance policies which are owned by the Company and any of its Subsidiaries and which name the Company or any of its Subsidiaries as an insured, including without limitation self-insurance programs and those which pertain to the Company's assets, employees or operations (the "Insurance Policies"). All such Insurance Policies are in full force and effect and (a) each of the Insurance Policies is valid, outstanding and enforceable, and all premiums due thereon have been paid in full and cover against the risks of the types to which the Company reasonably believes it is subject and in coverage amounts that are reasonably sufficient for the Company's property and business of the nature normally insured against by entities in the same or similar lines of business as the Company and its Subsidiaries in coverage amounts typically and reasonably carried by such entities, (b) none of the Insurance Policies shall terminate or lapse (or be affected in any other material adverse manner) by reason of the Merger, (c) each of the Company and its Subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party, (d) to the knowledge of the Company, no insurer under any Insurance Policy has cancelled or generally disclaimed liability under any such Insurance Policy or given notice of any intent to do so or not to renew any such Insurance Policy and (e) to the knowledge of the Company, all material claims under the Insurance Policies have been filed in a timely fashion.

                  (q) Affiliate Transactions. Except as disclosed in the Company SEC Reports and this Agreement, there are no material contracts, commitments, agreements, arrangements or other transactions between the Company or any of its Subsidiaries, on the one hand, and any (i) present or former officer or director of the Company or any of its Subsidiaries or any of their immediate family members (including their spouses), (ii) record or beneficial owner of ten percent or more of the voting securities of the Company or (iii) affiliate of any such officer, director, family member or beneficial owner, on the other hand.

                  (r) Material Contracts. Section 2.1(r) of the Company Disclosure Schedule sets forth a list of all of the Company Material Contracts and, prior to the date hereof, the Company has made available to Parent true copies of each Company Material Contract and summaries of all oral Company Material Contracts. For purposes of this Agreement, the term "Company Material Contracts" shall mean with respect to the Company or any of its Subsidiaries: (i) all Contracts required to be disclosed pursuant to Items 401 or 601 of Regulation S-K of the SEC as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 or any Company SEC Report filed thereafter, in each case under the rules and regulations of the SEC, (ii) all Contracts for the future purchase or sale (in each case whether by merger, acquisition, purchase of an equity interest or otherwise) or lease of materials, supplies, merchandise, equipment or other personal property or assets which will involve consideration in excess of $200,000 in the aggregate or for the grant of any preferential right for any such future purchase, sale or lease,
(iii) all Contracts for the furnishing or receipt of services, the performance of which will involve consideration in excess of $300,000 in the aggregate, (iv) all Contracts for the license of any software products of the Company or its Subsidiaries entered into by the Company or its Subsidiaries in the two year period preceding the date of this Agreement, other than licenses of the Company's software to customers in the Ordinary Course that involve consideration less than $350,000 in the aggregate, (v) all mortgages, pledges, conditional sales contracts, security agreements, factoring agreements or other similar agreements with respect to any assets of the Company which involve consideration in excess of $100,000 in the aggregate, (vi) all agreements with current or former consultants currently in effect providing for annual payments thereunder in excess of $150,000 in the aggregate, (vii) all non-competition or similar agreements which restrict or may hereafter restrict in any material respect the geographic or operational scope of the business of the Company or the ability of the Company to enter into new lines of business, (viii) all agreements or indentures relating to borrowed money or other indebtedness which involve consideration in excess of $100,000 in the aggregate or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company or its Subsidiaries, (ix) all Contracts under which the Company has advanced or loaned any other Person in the aggregate exceeding $25,000, (x) all material distribution, joint venture, partnership, marketing, development or franchise agreements, (xi) all agreements by which the Company or its Subsidiaries guarantee, endorse or otherwise become or are contingently liable for the debt, obligation or other liability of any other Person in the aggregate exceeding $100,000 or guarantee the payment of dividends or other distribution upon the shares of any other Person, (xii) all Contracts for the license of any Intellectual Property (including, without limitation, any software) by any Person to the Company or its Subsidiaries the breach or loss of which would have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, (xiii) all Contracts which contain restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (xiv) Contracts which are material to the Company or any of its Subsidiaries and which restrict the Company or any of its Subsidiaries from disclosing any information concerning or obtained from any other Person (other than Contracts entered into in the Ordinary Course or currently enforceable Contracts, to the extent any disclosure thereof is prohibited thereby, with respect to any currently pending potential sale of all or a substantial portion of the Company whether such sale is pursuant to a merger or otherwise), (xv) Contracts that contain minimum annual purchase obligations (take-or-pay) in excess of $200,000 or that contain penalties or repricing provisions (e.g., "retroactive discounts") in excess of $200,000 if certain minimum quantities are not purchased; (xvi) Contracts (other than Benefit Plans) with any current or former employee, director or officer of the Company or any of its Subsidiaries under which the Company or its Subsidiaries may have ongoing or future payment obligations for services rendered or to be rendered other than employment Contracts with current or former employees whose base compensation is less than $75,000 annually and, (xvii) Contracts to be performed relating to capital expenditures of the Company and/or its Subsidiaries with a value in excess of $100,000 in any fiscal year, or in the aggregate capital expenditures of the Company and/or its Subsidiaries with a value in excess of $200,000. All such Company Material Contracts are valid, binding and enforceable in accordance with their respective terms (assuming the other parties thereto are bound) and are in full force and effect, except (A) to the extent they have previously expired in accordance with their terms, (B) to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles, or (C) where such invalidity or unenforceability would not reasonably be expected to have a Material Adverse Effect on the Company. No payment default, breach or violation by the Company or its Subsidiaries or to the Company's knowledge, by any other party thereto exists under such Company Material Contracts, except for defaults, breaches or violations which would not reasonably be expected to have a Material Adverse Effect on the Company, and no material payment would be accelerated or be due by the Company as a result of any change-in-control provisions in any Company Material Contracts as a result of the transactions contemplated by this Agreement.

                  (s) State Takeover Statutes. The Company Board has approved the execution of this Agreement and Voting Agreement and authorized and approved the Merger prior to the execution by the Company of this Agreement, so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply to this Agreement, the Voting Agreement or the transactions contemplated hereby or by the Voting Agreement (including the Merger). The Company Board has taken all such action required to be taken by it to provide that this Agreement, the Voting Agreement and the transactions contemplated hereby and by the Voting Agreement shall be exempt from the restrictions on business combinations contained in any "moratorium," "control share," "fair price" or other anti-takeover laws or regulations of any state (including
Section 203 of the DGCL).

                  (t) Financial Advisory Opinion. Stephens Inc. has delivered to the Company Board its written opinion, dated the date of this Agreement, subject to the qualifications and limitations stated therein, to the effect that the consideration to be received by the holders of the Company Common Stock (other than GA Company Common Stock) pursuant to the Merger is fair to holders of the Company Common Stock (other than the GA Company Common Stock) from a financial point of view and such opinion has not been withdrawn.

                  (u) Disclosure. The representations and warranties of the Company contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  2.2 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.

         Except as set forth in the Parent Disclosure Schedule delivered by Parent to the Company at or prior to the execution and delivery of this Agreement (the "Parent Disclosure Schedule") (it being understood that (a) the Parent Disclosure Schedule will be arranged by sections corresponding to the lettered and numbered sections contained in this Section 2.2 and (b) nothing in the Parent Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Parent Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail), Parent and Merger Sub each represent and warrant to the Company as of the date of this Agreement and as of the Closing Date:

                  (a) Organization, Standing and Power. Each of Parent and Merger Sub has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent and Merger Sub is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except as would not reasonably be expected to have a Material Adverse Effect on Parent and Merger Sub. True and complete copies of the Organizational Documents of Parent and Merger Sub have been furnished by Parent to the Company for inspection.

                  (b) Authority; No Conflicts.

                           (i) Each of Parent and Merger Sub has all requisite power and authority to execute and deliver each of this Agreement, each of the Voting Agreements and the Asset Purchase Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. Subject to the succeeding sentence, the execution and delivery of this Agreement, the Voting Agreements and the Asset Purchase Documents to which it is a party by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Parent and Merger Sub. Immediately following execution of each of this Agreement, the Voting Agreements and the Asset Purchase Documents to which it is a party by the parties hereto, Parent shall, as sole stockholder of Merger Sub, execute and deliver to Merger Sub its written consent to the adoption of this Agreement. Each of this Agreement, the Voting Agreements and the Asset Purchase Documents to which it is a party has been duly executed and delivered by Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (ii) The execution and delivery of each of this Agreement, the Voting Agreements and the Asset Purchase Documents to which it is a party by Parent and Merger Sub does not or will not, as the case may be, and the consummation by Parent and Merger Sub of the transactions contemplated hereby will not, result in any Violation of:
         (A) any provision of the Organizational Documents of Parent and Merger Sub or (B) except for such Violations as would not reasonably be expected to have a Material Adverse Effect on Parent and Merger Sub and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or their respective properties or assets.

                           (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of each of this Agreement, the Voting Agreements and the Asset Purchase Documents to which it is a party by Parent or Merger Sub or the consummation by Parent or Merger Sub of the transactions contemplated hereby, except for (A) the consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to Section 2.1(c)(iii) and (B) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect on Parent and Merger Sub or impair or delay the ability of Parent or Merger Sub to consummate the transactions contemplated hereby.

                  (c) No Prior Activities. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Merger Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever, or entered into any agreement or arrangement with any Person. Merger Sub is a wholly-owned subsidiary of Parent.

                  (d) Cash Consideration. Parent has available to it, or at the Closing will have available to it, sufficient cash resources necessary to make the payments for the Asset Purchase and the shares of the Company Common Stock contemplated by this Agreement and all associated costs and expenses. At the Effective Time, Parent or its designated Subsidiary shall enter into a license with the Surviving Corporation to provide the Surviving Corporation with such rights in the Owned Intellectual Property as are necessary to conduct the business of the Surviving Corporation with respect to its currently existing properties and assets in substantially the same manner that it was conducted prior to the sale of the Owned Intellectual Property.

                  (e) Information Supplied.

                           (i) The Schedule 13E-3 and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

                           (ii) None of the information supplied or to be supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13E-3 and any other documents to be filed with the SEC in connection with the transactions contemplated hereby, including any amendment or supplement to such documents, will, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first published, sent or given to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to made the statements made therein, in light of the circumstances under which they are made, not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Company Stockholders Meeting, and at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to made the statements made therein, in light of the circumstances under which they are made, not false or misleading or necessary to correct any statement in any earlier communication with respect to any solicitation of proxies for the Company Stockholders Meeting which shall have become false or misleading.

                           (iii) Notwithstanding the foregoing provisions of this Section 2.2(e), no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in the Schedule 13E-3 based on information supplied by any party other than Parent or Merger Sub for inclusion or incorporation by reference therein.

                  (f) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

                  (g) Ownership of the Company Common Stock. Other than General Atlantic Partners LLC or any of its affiliates, except as contemplated by this Agreement or in connection with the execution of the Voting Agreement, as of the date of this Agreement, neither Parent nor, to the best of its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act)
(i) beneficially owns, directly or indirectly or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in case of either clause (i) or (ii), shares of the Company Common Stock.

                  (h) Disclosure. The representations and warranties of Parent and Merger Sub contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE III
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  3.1 COVENANTS OF THE COMPANY AND PARENT.

         During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that the Company or Parent shall otherwise consent in writing):

                  (a) Ordinary Course. The Company and its Subsidiaries shall carry on their respective businesses in the Ordinary Course and with no less diligence and effort than would be applied in the absence of this Agreement, and shall use all reasonable efforts to preserve intact their present business organizations and their relationships with customers, suppliers and others having business dealings with them.

                  (b) Dividends; Changes in Share Capital. The Company shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, directly or indirectly (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock or other securities of the Company or any of its Subsidiaries.

                  (c) Issuance of Securities; Changes to Options. The Company shall not, and shall cause its Subsidiaries not to, directly or indirectly issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Company Voting Debt or other Securities (equity or debt) of the Company or any Subsidiary or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, Company Voting Debt or other Securities (equity or debt) of the Company or any Subsidiary, or enter into any agreement with respect to any of the foregoing, or make any other change to its capital structure other than the issuance of shares of the Company Common Stock upon the exercise of Options issued in the Ordinary Course prior to the date hereof in accordance with the terms of the Option Plans as in effect on the date of this Agreement and the Warrants outstanding on the date hereof. Except as expressly set forth in this Agreement, the Company and its board of directors and any committee thereof shall not, and shall cause the Company's Subsidiaries not to, grant, amend, modify, waive or take any action with respect to any of the Company's Options, Options Plans, or Warrants or agreements pursuant to which any Warrants have been or could be issued ("Warrant Agreements") or accelerate the vesting of any Options except for the issuance of Company Common Stock in connection with the exercise of Options and Warrants in accordance with this Agreement and the Option Plans, the Options, the Warrants and/or the Warrant Agreements as the case may be or the acceleration of the vesting of Options pursuant to the terms of agreements with certain of the Company's executives existing as of the date of this Agreement. The Company and its board of directors and any committee thereof shall not permit or allow the exercise of any Options or Warrants prior to the Effective Time unless the exercise price paid in connection with such exercise is paid to the Company in cash or pursuant to the Company's existing cashless exercise program.

                  (d) Organizational Documents. Except to the extent required to comply with their respective obligations hereunder, by law or by the rules and regulations of the SEC or NASDAQ, the Company and its Subsidiaries shall not amend or propose to amend their respective Organizational Documents.

                  (e) Indebtedness and Other Matters. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (i) other than incurrence of indebtedness under existing working capital facilities in the Ordinary Course, incur, modify or prepay any indebtedness for borrowed money or guarantee, assume, endorse or otherwise become responsible for any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or its Subsidiaries or of other Persons or enter into any capital lease, other than indebtedness of the Company or its direct or indirect wholly-owned Subsidiaries to the Company or its direct or indirect wholly-owned Subsidiaries, (ii) make any loans or advances other than by the Company or its direct or indirect wholly-owned Subsidiaries to or in the Company or its direct or indirect wholly-owned Subsidiaries or other than to customers for the purchase of products from the Company in the Ordinary Course, (iii) make any capital contributions to, or acquire, authorize or make (or commit to make) any investment in, any Person, other than by the Company or its direct or indirect wholly-owned Subsidiaries to or in the Company or its direct or indirect wholly-owned Subsidiaries, (iv) make or commit to make or enter into any Contracts (or any amendments, modifications, supplements or replacements to existing Contracts) to be performed relating to the making of any capital expenditures in excess of $100,000 in the aggregate in any one quarter, (v) transfer, issue, deliver, sell, lease, sell and leaseback, license, pledge, mortgage, dispose of or encumber material (either individually or in the aggregate) properties or assets of the Company or any of its Subsidiaries, except Liens for Taxes not currently due and other than software license agreements with customers in the Ordinary Course, (vi) (A) file or cause to be filed any materially amended Tax Returns or claims for refund; (B) make or rescind any material Tax election or otherwise fail to prepare all Tax Returns in a manner which is consistent with the past practices of the Company and each Subsidiary of the Company, as the case may be, with respect to the treatment of items on such Tax Returns except to the extent that any inconsistency (x) would not or may not materially increase Parent's, the Company's or any of the Subsidiaries' liability for Taxes for any period or (y) is required by Law; (C) incur any material liability for Taxes other than in the Ordinary Course, apart from any Tax liability that may result from the Asset Purchase; or (D) enter into any settlement or closing agreement with a taxing authority that materially increases or would reasonably be likely to materially increase the Tax liability of the Company or any of its Subsidiaries for any period, (vii) pay, discharge, satisfy, settle or compromise any claims, liabilities, obligations or litigation (whether or not commenced prior to the date of this Agreement), other than settlements involving amounts payable by the Company and its Subsidiaries that are not in excess of $100,000 in the aggregate over the sum of (x) amounts reserved for in respect of litigation in the most recent consolidated financial statements of the Company included in the Company SEC Reports and (y) amounts fully recoverable from insurers of the Company and its Subsidiaries and other than the payment, discharge, settlement or satisfaction, in the Ordinary Course, of (A) liabilities reflected or reserved against in the December 31, 2002 balance sheet included in the Company SEC Documents or (B) liabilities (other than litigation) subsequently incurred in the Ordinary Course, (viii) enter into any Contract or agreement with any labor unions representing employees of the Company or any Subsidiary, (ix) enter into or amend, modify, renew or terminate any material agreement or transaction, including, without limitation, any transaction involving any merger, consolidation, joint venture, license agreement, partial or complete liquidation or dissolution, reorganization, recapitalization, restructuring, or a purchase, a Lease, sale, lease or other acquisition or disposition of any assets or capital stock other than in the Ordinary Course, (x) sell, transfer or pledge or agree to sell, transfer or pledge any shares of capital stock or other equity interests owned by it in any other Person, (xi) acquire, by merging or consolidating with, by purchasing an equity interest in or by purchasing all or a portion of the assets of, or by any other manner, any business or any Person (other than the purchase of equipment, inventories and supplies in the Ordinary Course), (xii) except as may be required by applicable law, GAAP or SEC rule, make any change in any of its accounting practices, policies or procedures or any of its methods of reporting income, deductions or other items for income tax purposes, (xiii) except as contemplated by Article I or as set forth in Section 3.1(e)(xiii) of the Company Disclosure Schedule, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries or any agreement relating to an Acquisition Proposal, except as expressly permitted in Section 4.4, (xiv) except as provided by this Agreement or described in the Company Disclosure Schedule, accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, restricted stock, insurance (including arrangements or agreements for the premiums therefor) or other compensation or benefits, (xv) plan, announce, implement or effectuate any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or its Subsidiaries, other than routine employee terminations in the Ordinary Course,
(xvi) take any action or omit to take any action which would, directly or indirectly, restrict or impair the ability of Parent or Merger Sub, as the case may be, to vote or otherwise to exercise the rights and receive the benefits of a stockholder with respect to securities of the Company that may be acquired or controlled by Parent or Merger Sub, as the case may be, or any action which would permit any Person to acquire securities of the Company or any of its Subsidiaries from the Company or such Subsidiary on a basis not available to Parent or Merger Sub, (xvii) enter into any new material line of business or enter into any agreement that restrains, limits or impedes the Company's or any of its Subsidiaries' ability to compete with or conduct any business or line of business, (xviii) fail to maintain with current or other financially responsible insurance companies insurance on its assets, tangible and intangible, and its businesses in such amounts and against such risks and losses as are consistent with past practice, (xix) enter into any Contract for the sale of products not available for delivery to the customer as of the date of this Agreement, (xx) undertake any action or fail to take any action that will result in a breach of the representations and warranties set forth in Section 2.1 in any material respect as if made on and as of the Closing Date or (xxi) agree, or commit to agree, to take or fail to take any action not permitted to be taken or not taken pursuant to this Section 3.1(e).

                  (f) Benefit Plans. The Company shall not, and shall not permit any of its Subsidiaries to, (i) establish, adopt, enter into, amend or replace in any material respect any Company Benefit Plan, or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement, except as required by law, (ii) increase the compensation or fringe benefits payable or to become payable to any of its directors, officers or, except in the Ordinary Course, other employees, (iii) forgive any indebtedness of any current or former employees to the Company or any of its Subsidiaries or (iv) take any action with respect to the grant, modification or amendment of any severance or termination pay, or stay, bonus or other incentive arrangement (other than pursuant to benefit plans and policies in effect on the date of this Agreement).

                  (g) Intellectual Property. Neither the Company nor any of its Subsidiaries shall: (i) license, sell, transfer or abandon any Intellectual Property except in the Ordinary Course; or (ii) take any action, or fail to take any action, that may adversely affect the Intellectual Property owned by the Company or any such Subsidiary or, to the extent necessary for the conduct of the Company's or any such Subsidiary's business, licensed by the Company or any such Subsidiary.

                  (h) Operation of Parent's Business. Parent shall carry on its business in the Ordinary Course.

                  (i) Dividends; Changes in Share Capital. Parent shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

                  3.2 ADVICE OF CHANGES; GOVERNMENT FILINGS.

         Each of the Company and Parent shall (a) confer on a regular and frequent basis with the other, (b) report (to the extent permitted by law, regulation and any applicable confidentiality agreement) to the other on operational matters, (c) promptly advise the other orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it (A) to comply with or satisfy in any respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is qualified as to materiality or Material Adverse Effect or (B) to comply with or satisfy in any material respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is not so qualified as to materiality or (iii) any change, event or circumstance that has had a Material Adverse Effect on such party or materially and adversely affects its ability to consummate the transactions contemplated hereby in a timely manner, and (d) promptly notify each other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transaction contemplated by this Agreement and that would require disclosure under Section 2.1(c)(iii), (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, (iii) any actions, suits, claims, investigations or proceedings commenced or, to the Company's knowledge or to the knowledge of Parent, as the case may be, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries, on the one hand, or Parent or Merger Sub, on the other hand, which relate to the consummation of the transactions contemplated by this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. The Company and Parent and Merger Sub shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports promptly after the same are filed. Subject to applicable laws relating to the exchange of information, each of the Company and Parent shall have the right to review in advance, and to the extent practicable each will consult with the other, with respect to all the material information relating to the other party and each of their respective Subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each of the Company and Parent agrees that, to the extent practicable, it will consult with the other party with respect to the obtaining of all Permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each further agrees to keep the other apprized of the status of matters relating to completion of the transactions contemplated hereby.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

                  4.1 PREPARATION OF THE PROXY STATEMENT; SCHEDULE 13E-3; THE COMPANY STOCKHOLDERS MEETING.

                  (a) Company Stockholders Meeting. The Company shall, as soon as practicable following execution of this Agreement and in accordance with this Agreement and promptly following clearance by the SEC of the Proxy Statement and the Schedule 13E-3, duly call, give notice of, convene and hold a special meeting of its stockholders (the "Company Stockholders Meeting"), for the purpose of considering and taking action upon the adoption of this Agreement and the other transactions contemplated hereby, and the Company shall, through the Company Board, recommend to its stockholders that they adopt this Agreement; provided, however, that the Company Board may withdraw, modify or change such recommendation in accordance with the terms of Section 4.4 of this Agreement. The Proxy Statement shall provide for separate votes by Company Stockholders on the adoption of the Merger Agreement and the approval of the Asset Purchase, but shall also provide that neither shall be deemed to be approved unless both are approved by the requisite vote of the Company Stockholders. Parent and Merger Sub shall vote or cause to be voted all the shares of the Company Common Stock owned of record or beneficially by Parent or any of its Subsidiaries in favor of this Agreement and the transactions contemplated by this Agreement.

                  (b) Proxy Statement. As soon as practicable following the execution of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement with respect to the Company Stockholders Meeting in a form reasonably acceptable to Parent, and use its reasonable efforts to have a Proxy Statement cleared by the SEC and mailed to the Company's stockholders. Parent, Merger Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement. The Proxy Statement shall contain (A) statements of the Company Board that its has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger and the Asset Purchase, are fair to and in the best interests of the unaffiliated stockholders of the Company and, the Stockholders generally, (ii) declared the Merger, the Asset Purchase and this Agreement to be advisable and (iii) recommended unanimously that the stockholders of the Company vote in favor of the approval of the Asset Purchase and the adoption of this Agreement, which recommendations shall not be withdrawn, amended or modified in a manner adverse to Parent or the Merger Sub (unless withdrawn, modified or changed in accordance with the terms of Section 4.4) and (B) the written opinions of the Company's financial advisors. The Proxy Statement shall comply as to form and content in all material respects with the applicable provisions of the federal securities laws. Parent and its counsel shall be given an opportunity to review and comment upon the Proxy Statement and any amendment or supplement thereto prior to the filing thereof with the SEC, and the Company shall consider any such comments in good faith. The Company agrees to provide to Parent and its counsel any comments which the Company or its counsel may receive from the staff of the SEC with respect to the Proxy Statement promptly after receipt thereof. Parent and Merger Sub will promptly supply to the Company in writing, for inclusion in the Proxy Statement, all information concerning Parent and Merger Sub required by law, rule or regulation to be included in the Proxy Statement. The Company, Parent and Merger Sub agree to promptly correct any information provided by any of them for use in the Proxy Statement which shall have become false or misleading in any respect, and the Company further agrees to take all steps necessary to cause such Proxy Statement as so corrected to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by the applicable provisions of the federal securities laws. The Company agrees to use reasonable efforts, after consultation with the other parties hereto, to respond promptly to any comments made by the Commission with respect to the Proxy Statement and any preliminary version or amendment thereof, filed by it. Each of Parent and Merger Sub agree to use reasonable efforts to promptly provide the Company with any information necessary to respond to any such comments made by the Commission. The Company, Parent and Merger Sub shall use reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practicable time.

                  (c) Schedule 13E-3. Concurrently with the filing of the Proxy Statement, Parent and Merger Sub and their respective affiliates (to the extent required by law) shall prepare and file with the SEC, together with the Company, a Rule 13e-3 Transaction Statement on Schedule 13E-3 (together with all supplements and amendments thereto, the "Schedule 13E-3") with respect to the transactions contemplated by this Agreement. Parent, Merger Sub and the Company shall cooperate with each other in the preparation of the Schedule 13E-3. The
Schedule 13E-3 shall comply as to form and content in all material respects with the applicable provisions of the federal securities laws. The Company and its counsel shall be given an opportunity to review and comment upon the Schedule 13E-3 and any amendment, supplement or comments thereto prior to the filing thereof with the SEC, and Parent and Merger Sub shall consider any such comments in good faith. Parent agrees to provide to the Company and its counsel any comments which Parent or its counsel may receive from the staff of the SEC with respect to the Schedule 13E-3 promptly after receipt thereof. The Company shall promptly furnish to Parent in writing, for inclusion in the Schedule 13E-3, all information concerning the Company required by law, rule or regulation to be included in the Schedule 13E-3. Parent, Merger Sub and the Company agree to promptly correct any information provided by any of them for use in the Schedule 13E-3 which shall have become false or misleading in any respect, and Parent further agrees to take all steps necessary to cause the Schedule 13E-3 as so supplemented, updated or corrected to be filed with the SEC and disseminated to the holders of Company Common Stock, in each case as and to the extent required by the applicable provisions of the federal securities laws. Parent agrees to use reasonable efforts, after consultation with the other parties hereto, to respond promptly to any comments made by the SEC with respect to the Schedule 13E-3 and any amendment thereof, filed by it. The Company agrees to use reasonable efforts to promptly provide Parent and Merger Sub with any information necessary to respond to any such comments made by the SEC.

                  4.2 ACCESS TO INFORMATION; MONTHLY FINANCIAL STATEMENTS.

         Upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of

Parent and Merger Sub reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and its officers, employees and representatives and, during such period, the Company shall (and shall cause its Subsidiaries, to) furnish promptly to Parent and Merger Sub (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of federal or state securities laws, as applicable (other than reports or documents which such party is not permitted to disclose under applicable law) and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as Parent or Merger Sub may reasonably request. Such information shall be held in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement, dated as of July 7, 2003, between the Company and Parent (the "Confidentiality Agreement"), which Confidentiality Agreement shall remain in full force and effect. The Company shall deliver to Parent, as soon as available, all of the monthly financial statements, reports and similar financial information for each of the calendar months following June 30, 2003 that is prepared by or for the Company in the Ordinary Course. No information or knowledge obtained in any investigation pursuant to this Section 4.2 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.

                  4.3 APPROVALS AND CONSENTS; COOPERATION.

         Each of the Company, Parent and Merger Sub shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on their part under this Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including without limitation (a) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, Tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, Permits, Tax rulings and authorizations required to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger, the Asset Purchase or any of the other transactions contemplated by this Agreement (including, but not limited to, those approvals, consents, orders, registrations, declarations and filings required under or in relation to Section 2.1(c)(iii)) (collectively, the "Required Approvals") and (b) taking all reasonable steps as may be necessary to obtain all such Required Approvals. Without limiting the generality of the foregoing, each of the Company, Parent and Merger Sub agree to make all necessary filings in connection with the Required Approvals as promptly as practicable after the date of this Agreement, and to use its reasonable best efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents requested with respect to such Required Approvals, and shall otherwise cooperate with any applicable Governmental Entity in order to obtain any Required Approvals in as expeditious a manner as possible. Each of the Company, Parent and Merger Sub shall use its reasonable best efforts to resolve such objections, if any, as any Governmental Entity may assert with respect to this Agreement and the transactions contemplated hereby in connection with the Required Approvals. In the event that a suit is instituted by a Person or Governmental Entity challenging this Agreement and the transactions contemplated hereby as violative of applicable antitrust or competition laws, each of the Company and Parent shall use its reasonable best efforts to resist or resolve such suit, provided that in no event shall Parent be required to agree to (i) any prohibition of or limitation on the ownership or operation by Parent, the Company or any of their respective subsidiaries or affiliates of any portion of their respective businesses or assets, (ii) divest, hold separate or otherwise dispose of any portion of its or their respective businesses or assets, (iii) any limitation on the ability of Parent, the Company or any of their respective subsidiaries or affiliates, as the case may be, to acquire or hold, or exercise full rights of ownership of, the Company Common Stock and any capital stock of any subsidiary of the Company, or (iv) any other limitation on Parent's, the Company's or any of their respective subsidiaries' or affiliates' ability to effectively control their respective businesses or operations. Each of the Company and Parent shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, affiliates, directors, officers and stockholders and such other matters as may reasonably be necessary or advisable in connection with the Proxy Statement, the Schedule 13E-3 or any other statement, filing, Tax ruling request, notice or application made by or on behalf of the Company, Parent or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement.

                  4.4 ACQUISITION PROPOSALS.

                  (a) Neither the Company nor any of its Subsidiaries shall (whether directly or indirectly through advisors, agents or other intermediaries), nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, agents, representatives or advisors to (A) directly or indirectly solicit, initiate, knowingly encourage (including by way of furnishing information) or take any action knowingly to facilitate the submission of any inquiries, proposals or offers (whether or not in writing) from any Person or group of related Persons (other than Parent and its affiliates) relating to, other than the transactions contemplated by this Agreement, (i) any acquisition or purchase of 10% or more of the consolidated assets of the Company and its Subsidiaries or of 10% or more of any class of equity securities of the Company or any of its Subsidiaries, (ii) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any Person or group of related Persons beneficially owning 10% or more of any class of equity securities of the Company or any of its Subsidiaries, (iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 10% or more of the consolidated assets of the Company (collectively, "Acquisition Proposals"), or agree to or endorse any Acquisition Proposal or (B) enter into or participate in any negotiations regarding any of the foregoing, or furnish to any other Person any information with respect to its business, properties or assets in connection with the foregoing, or otherwise cooperate in any way with, or participate in or knowingly assist, facilitate, or encourage, any effort or attempt by any other Person or group of related Persons (other than any of Parent, Merger Sub and their affiliates) to do or seek any of the foregoing; provided, however, that the foregoing shall not prohibit the Company (X) from complying with Rule 14e-2 and Rule 14d-9 under the Exchange Act with regard to a bona fide tender offer or exchange offer, (Y) from making such disclosure to the Company's stockholders or otherwise which, the Company Board concludes in good faith, after consultation with its legal counsel, is necessary under applicable law or the rules of the NASDAQ or is necessary in order to comply with its fiduciary duties to the Company's stockholders under applicable law, (Z) from participating in negotiations or discussions with or furnishing information to any Person in connection with an Acquisition Proposal not solicited after the date hereof which is submitted in writing by such Person or group of related Persons to the Company Board after the date of this Agreement; provided, however, that prior to participating in any such discussions or negotiations or furnishing any information, the Company receives from such Person or group of related Persons, as the case may be, an executed confidentiality agreement on terms not less favorable to the Company than the Confidentiality Agreement and the Company furnishes Parent any such nonpublic information; and provided, further, that the Company Board shall have concluded in good faith that such Acquisition Proposal, in the case of furnishing information, is or is reasonably likely to lead to or, in the case of participating in discussions or negotiations, constitutes a Superior Proposal and, after consultation with its outside legal counsel, that participating in such negotiations or discussions or furnishing such information is necessary in order to comply with its fiduciary duties to the stockholders of the Company under applicable law; and provided, further, that the Company Board shall not take any of the foregoing actions prior to three Business Days (for purposes of this Agreement, "Business Day" means any day on which banks are not required or authorized to close in the City of New York) after it provides Parent with prompt (but in no event later than 24 hours after the occurrence or commencement of such action) written notice thereof. If the Company Board receives an Acquisition Proposal, then the Company shall promptly inform Parent of the material terms and conditions of such proposal and the identity of the Person or group of related Persons making it.

                  (b) In the event the Company Board determines in good faith upon the consultation of an independent financial advisor of nationally recognized reputation (which shall be deemed to include Stephens Inc.) that it has received a Superior Proposal and determines in good faith upon the consultation of its outside legal counsel that taking the following actions is necessary in order to comply with its fiduciary duties under applicable law and provided that neither the Company nor any representative of the Company has breached any of the provisions of this Section 4.4, the Company and the Company Board may (i) withdraw, modify or change the Company Board's approval or recommendation of this Agreement or the Merger, (ii) approve or recommend to the Company's stockholders such Superior Proposal, (iii) terminate this Agreement in accordance with Section 6.3(b) and (iv) publicly announce the Company Board's intention to do any or all of the foregoing.

                  (c) The Company will immediately cease and cause its advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and shall use its best efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party. The Company agrees not to release any third party from or waive any provisions of confidentiality in any confidentiality agreement to which Company is a party.

                  (d) "Superior Proposal" means a proposal with respect to any of the transactions described in clause (i), (ii) or (iii) of the definition of Acquisition Proposal (with all of the percentages included in the definition of such term replaced with "50%" for purposes of this definition) with respect to which the Company Board shall have concluded in good faith, after consultation with its financial advisor, (i) is fully financed or reasonably capable of being financed but not contingent on the availability of financing, (ii) is capable of being consummated, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal, including the Person or group of related Persons making the proposal and after taking into account compliance by the Company with this Agreement and (iii) would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement.

                  4.5 FEES AND EXPENSES.

         Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, all expenses of Parent and Merger Sub incurred in connection with the transactions contemplated by this Agreement, (b) as set forth in Section 6.4(b) and (c) Parent shall pay all filing fees in respect of compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. For purposes of this Agreement, "Expenses" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources and their counsel, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the Voting Agreements and the Asset Purchase Documents and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and the Schedule 13E-3 and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby and all property or transfer Taxes imposed as a result of this Agreement and the transactions contemplated hereby.

                  4.6 INDEMNIFICATION.

                  (a) Continuation of Organizational Documents Obligations. The Company shall and, from and after the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation shall maintain the right to indemnification and exculpation of, and advancement of expenses to, officers and directors provided for in the Organizational Documents of the Company as in effect on the date hereof, with respect to acts and omissions occurring prior to the Effective Time, including, without limitation, the transactions contemplated by this Agreement.

                  (b) Indemnification.

                           (i) Until the sixth anniversary of the Effective Time the Company shall and, from and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law and to the extent such Person would have been entitled to indemnification and advancement of expenses under the certificate of incorporation and bylaws of the Company as such documents were in effect on the date of this Agreement, indemnify and hold harmless, and advance expenses to, each present and former director and officer of the Company (each an "Indemnified Party" and collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission based upon or arising from his or her capacity as an officer or director of the Company occurring prior to the Effective Time (including, without limitation, any claim, action, suit, proceeding or investigation arising out of or pertaining to the transactions contemplated by this Agreement).

                           (ii) For a period of three years following the Effective Date, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Parties with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement in the form disclosed by the Company to Parent prior to the date of this Agreement ("Existing Policy"); provided, however, that (A) the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage and
         (B) the Surviving Corporation shall not be required to pay annual premiums for the Existing Policy (or for any substitute policies) in excess of 200% of the annual premium currently paid by the Company for the Existing Policy. In the event any future annual premiums for the Existing Policy (or any substitute policies) exceeds 200% of the annual premium currently paid by the Company for the Existing Policy, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for such 200% amount.

                           (iii) Parent hereby unconditionally guarantees the full performance of the Company's and the Surviving Company's obligations under this Section 4.6 and the Company's existing indemnification agreements with certain of its current and former directors and officers.

                  (c) Survival. This Section 4.6 shall survive the closing of the transactions contemplated hereby, is intended to benefit the Company, Merger Sub and the Surviving Corporation and each of the Indemnified Parties (each of whom shall be entitled to enforce this Section 4.6 against the Company, Merger Sub and the Surviving Corporation, as the case may be), and shall be binding on all successors and assigns of the Surviving Corporation.

                  (d) Merger, Assignment, etc. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 4.6.

                  4.7 PUBLIC ANNOUNCEMENTS.

         Neither party hereto shall make any press release or public announcement with respect to this Agreement, the Merger or the transactions contemplated hereby without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld); provided, however, that each party hereto may make any disclosure or announcement which such party, after consultation with its legal counsel, determines that it is obligated to make pursuant to applicable law or regulation of any national securities exchange or in order to discharge its fiduciary duties, in which case, the party desiring to make the disclosure shall consult with the other party hereto and give due consideration to the comments as such other party may have prior to making such disclosure or announcement.

                  4.8 FURTHER ASSURANCES; GOOD STANDING.

         In case at any time after the Effective Time any further action is reasonably necessary to carry out the purposes of this Agreement or the transactions contemplated by this Agreement, the proper officers of the Company, Parent and the Surviving Corporation shall take any such reasonably necessary action.

                  4.9 DELISTING.

         Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from NASDAQ and to terminate registration under the Exchange Act, provided that such delisting and termination shall not be effective until after the Effective Time of the Merger.

                  4.10 EMPLOYEE BENEFITS.

                  (a) At the Effective Time, each employee of the Company and each of its Subsidiaries (including employees absent from work due to disability, sick leave, military leave, parental leave or other employer-approved or statutorily-required leave of absence) shall be offered employment with Parent, or the Surviving Corporation or any other Subsidiary of Parent; provided, however, that, subject to the laws of the local jurisdiction or any agreement between an employee and Parent, the Surviving Corporation or any other Subsidiary of Parent, the employment of each employee of the Company or any of its Subsidiaries who continues employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time (a "Continuing Employee") shall be "at will" employment.

                  (b) The Surviving Corporation shall take steps to assume or adopt each of the Company Benefit Plans (other than any equity-based plans), and each Continuing Employee shall be eligible to continue to participate in such Company Benefit Plans adopted by the Surviving Corporation; provided, however, that (i) subject to the terms of the Company Benefit Plans or the applicable laws, and (ii) except as provided in Section 4.10(c) below, nothing in this
Section 4.10 or elsewhere in this Agreement shall limit the right of Parent or the Surviving Corporation to amend or terminate any such Company Benefit Plans at any time.

                  (c) For the one-year period ending on the first anniversary of the Effective Date (the "Continuation Period"), except as otherwise provided in any employment agreement with the Company or any of its Subsidiaries, Parent shall, or shall cause the Surviving Corporation or its Subsidiaries to, (i) pay to the Continuing Employees of the Surviving Corporation or its subsidiaries, during any portion of the Continuation Period that such Continuing Employee is employed by the Surviving Corporation or any such subsidiary, an annual salary or hourly wage rate, as applicable, that is substantially similar to the annual salary or hourly wage rate, as applicable, paid to employees engaged in similar positions with Parent and such individuals will be eligible for bonus and annual incentives, as applicable, that are substantially similar in the aggregate to such bonus and annual incentives for which employees engaged in similar positions with Parent are eligible and (ii) provide such Continuing Employees with employee benefits, during any portion of the Continuation Period that such employees are employed by the Surviving Corporation or any such Subsidiary, that are substantially similar in the aggregate to the employee benefits provided to employees engaged in similar positions with Parent, effective as of the Effective Time.

                  (d) With respect to the Company's U.S. employee benefit plans, if any, of Parent or its Subsidiaries in which Continuing Employees become eligible to participate after the Effective Time (the "Parent Plans"), Parent shall, or shall cause the Surviving Corporation or its Subsidiaries to: (i) with respect to each Parent Plan that is a medical, health, life or disability plan,
(w) waive any exclusions for pre-existing conditions or in the case of a Parent Plan that provides only medical or health benefits evidence of insurability under such Parent Plan that would result in a lack of coverage for any condition for which the applicable Continuing Employee would have been entitled to coverage under the corresponding Company Benefit Plan in which such Continuing Employee was an active participant (or would have been participating in upon the satisfaction of any waiting period) immediately prior to his or her transfer to the Parent Plan; (x) waive any waiting period under such Parent Plan, to the extent that such period exceeds the corresponding waiting period under the corresponding Company Benefit Plan in which such Continuing Employee was an active participant (or was eligible to participate in but for the satisfaction of any waiting period) immediately prior to his or her transfer to the Parent Plan (after crediting all service of the Continuing Employee with the Company or any of its Subsidiaries (or their respective predecessors) for purposes of satisfying such waiting period); (y) provide each Continuing Employee with similar coverage under the Parent Plan that is a plan described under Section 125 of the Code that, where applicable, includes flexible spending accounts for medical care reimbursements and dependent care reimbursements (the "125 Plan") for which such Continuing Employee would be eligible for the balance of the plan year in which the Continuation Period expires; and (z) based on information provided by the Company, provide each Continuing Employee with credit for any co-payments and deductibles paid (or accrued) by such Continuing Employee prior to his or her transfer to the Parent Plan (to the same extent such credit was given under the analogous Company Benefit Plan prior to such transfer) in satisfying any applicable deductible or out-of-pocket requirements under such Parent Plan for the plan year that includes such transfer; and (ii) recognize service of the Continuing Employees with the Company or any of its Subsidiaries (or their respective predecessors) for purposes of eligibility to participate and, where applicable, vesting credit under each of the Company Benefit Plans, and, solely with respect to vacation and severance benefits, benefit accrual in any Parent Plan in which the Continuing Employees are eligible to participate after the Effective Time, to the extent that such service was recognized for that purpose under the analogous Company Benefit Plan prior to such transfer; provided, however, that the foregoing shall not apply to the extent it would result in duplication of benefits. Nothing in this Section 4.10(d) shall be interpreted to require Parent to provide for the participation of any Continuing Employee in any Parent Plan, nor shall this paragraph be interpreted to require the termination of any or all the Company Benefit Plans.

                  (e) Parent and the Surviving Corporation shall honor in accordance with their terms all agreements, Contracts, arrangements, commitments and understandings described in Section 4.10(e) of the Company Disclosure Schedule.

                  4.11 INTELLECTUAL PROPERTY SCHEDULE.

         No later than 10 Business Days after the execution of this Agreement, the Company shall deliver to Parent Schedule 2.1(m)(i)(A) and (B) containing the lists of Intellectual Property as required pursuant to Section 2.1(m) of this Agreement and no later than 7 Business Days after the execution of this Agreement the Company shall deliver to Parent drafts of such schedules.

                  4.12 RESIGNATIONS.

         The Company shall use its reasonable best efforts to obtain prior to the Effective Time executed undated forms of resignation reasonably satisfactory to Parent from each person in office as a director of the Company or any Subsidiary.

                                   ARTICLE V
                              CONDITIONS PRECEDENT

                  5.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER.

         The respective obligations of Parent, Merger Sub and the Company to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. The Company shall have obtained all approvals of holders of shares of the capital stock of the Company required under the DGCL to approve this Agreement, the Asset Purchase and the other transactions contemplated hereby; and

                  (b) No Injunctions or Restraints, Illegality. No temporary restraining order, preliminary or permanent injunction or other order, statute, rule, regulation, executive order, issued, enacted, promulgated or enforced by a court of competent jurisdiction or other Governmental Entity shall be in effect and have the effect of making the Merger illegal, has a Material Adverse Effect on the Company and its Subsidiaries or otherwise prohibiting consummation of the Merger.

                  (c) Governmental and Regulatory Consents. All material filings required to be made prior to the Effective Time with, and all material consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from any Governmental Entity that are listed in Section 5.1(c) of the Company Disclosure Schedule shall have been made or obtained.

                  5.2 CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB TO EFFECT THE MERGER.

         The respective obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct
(i) as to any representation or warranty which addresses matters as of a particular date, as of the date referred to therein and (ii) as to all other representations and warranties, as of the date of this Agreement and as of the Effective Date, unless the inaccuracies under such representations and warranties, do not, individually or in the aggregate, result in or constitute a Material Adverse Effect with respect to the Company; provided that for purposes of determining whether any representation or warranty is not true and correct under this condition, all references to materiality and Material Adverse Effect shall be ignored;

                  (b) Performance. The Company shall have performed all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it under this Agreement; and

                  (c) No Material Adverse Effect. There shall not have occurred any event or circumstance that has had or would be reasonably likely to have a Material Adverse Effect on the Company since the date hereof.

                  (d) No Litigation. No requirement of Law shall have been issued, enacted, enabled, promulgated or enforced by any Governmental Entity which would have materially reduced the benefits of the transactions contemplated hereby to Parent or the Surviving Corporation in a manner that Parent, in its good faith reasonable judgment, would not have entered into this Agreement had such condition or requirement been known on the date hereof.

                  (e) Resignations. All of the directors of the Company and at least a majority of the directors of each of its Subsidiaries in office immediately prior to the Effective Time shall have provided executed, undated forms of resignation reasonably satisfactory to Parent, which shall not have been revoked, from their positions as directors of the Company and each of its Subsidiaries as applicable.

                  (f) Dissenters Rights. No more than 9% of the shares shall have properly and timely exercised dissenters rights.

                  (g) Certificates and Documents. The Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to the effect that each of the conditions described in Section 5.2(a), (b) and (c) have been satisfied in all respects and otherwise in form and substance reasonably satisfactory to Parent. The Parent shall have received from the Company (i) each Asset Purchase Document to which the Company is a party duly executed on behalf of the Company, (ii) a copy of the Amended and Restated Certificate of Incorporation of the Company with all amendments thereto, certified as of a recent date by the Secretary of State of the State of Delaware, (iii) a certificate of good standing of the Company and each of the Subsidiaries, issued as of a recent date by the Secretary of State of the State of Delaware, (iv) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to Parent certifying as to (A) the Company's Amended Restated Certificate of Incorporation, as amended, and Bylaws, and (C) the incumbency and signatures of the officers of the Company executing this Agreement and the Asset Purchase Documents and (v) a certificate executed on behalf of the Company's transfer agent certifying as to the number of issued and outstanding shares of Company Common Stock.

                  5.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER.

         The obligations of the Company to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (i) as to any representation or warranty which addresses matters as of a particular date, as of the date referred to therein and (ii) as to all other representations and warranties, as of the date of this Agreement and as of the Effective Date, unless the inaccuracies under such representations and warranties, do not, individually or in the aggregate, result in a Material Adverse Effect with respect to Parent and Merger Sub, taken as a whole; provided that for purposes of determining whether any representation or warranty is not true and correct under this condition, all references to materiality and Material Adverse Effect shall be ignored;

                  (b) Performance. Parent and Merger Sub shall have performed all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by them under this Agreement; and

                  (c) Material Adverse Effect. There shall have been no Material Adverse Effect on Parent that would affect Parent's ability to make the payments for the shares of Company Common Stock contemplated by this Agreement.

                  (d) Certificates and Documents. The Company shall have received a certificate signed on behalf of an officer of Parent to the effect that each of the conditions described in Section 5.3(a), (b) and (c) have been satisfied in all respects and otherwise in form and substance reasonably satisfactory to the Company. The Company shall have received from the Parent (i) each Asset Purchase Document to which the Parent is a party duly executed on behalf of the Parent, (ii) a certificate of good standing of each of Parent and Merger Sub, issued as of a recent date by the Secretary of State of the State of Delaware, (iv) a certificate of the Secretary or an Assistant Secretary of each of the Parent and Merger Sub, dated as of the Closing Date, in form and substance reasonably satisfactory to Parent certifying as to (A) Parent's Amended Restated Certificate of Incorporation, as amended, and Bylaws, and (B) the incumbency and signatures of the officers of the Parent executing this Agreement and the Asset Purchase Documents.

                  (e) Asset Purchase. The obligation of the Company to effect the Merger shall be subject to, and conditioned upon, the closing of the Asset Purchase pursuant to Section 1.4.

                                   ARTICLE VI
                            TERMINATION AND AMENDMENT

                  6.1 TERMINATION BY EITHER THE COMPANY OR PARENT.

         This Agreement may be terminated at any time prior to the Effective Time by either the Company or Parent, whether before or after adoption of this Agreement by the Company's stockholders:

                  (a) by the mutual written consent of Parent and the Company, by action of their respective boards of directors;

                  (b) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the provisions of this Section 6.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to
Section 4.3 shall have been the cause of, or shall have resulted in, such order, decree, ruling or other action;

                  (c) if the Merger has not been consummated by February 28, 2004 (or such later date as may be agreed to in writing by Parent and the Company), provided that the party seeking to exercise such right is not then in breach in any material respect of any of its obligations covenants, agreements, representations or warranties under this Agreement; and

                  (d) if, at a duly held stockholders meeting of the Company or any adjournment or postponement thereof at which this Agreement, the Asset Purchase and the Merger are voted upon, the requisite stockholder adoption and approval shall not have been obtained.

                  6.2 TERMINATION BY PARENT.

         This Agreement may also be terminated by Parent at any time prior to the Effective Time:

                  (a) if (i) the Company Board shall have withdrawn, modified or amended in any manner adverse to Parent or Merger Sub any of its recommendations described in Section 4.1(a) hereof, (ii) the Company or the Company Board shall have approved, recommended or entered into an agreement, arrangement or understanding with respect to, or consummated, any Acquisition Proposal from a Person other than Parent or any of its affiliates, (iii) the Company Board in response to such Acquisition Proposal, shall not have recommended rejection of such Acquisition Proposal within ten Business Days of commencement of such Acquisition Proposal or of any request by the Parent to do so, or (iv) resolved to do any of the actions described in (i), (ii) or (iii) of this Section 6.2(a) or publicly announced its intention to do any of such actions; or

                  (b) upon a material breach of any covenant or agreement (other than Section 4.4) on the part of the Company set forth in this Agreement, or if
(i) any representation or warranty of the Company set forth herein that is qualified as to materiality or Material Adverse Effect shall have become untrue or (ii) any such representation or warranty of the Company that is not so qualified shall have become untrue in any material respect, if such false representation or warranty (together with any other false representations or warranties) would be reasonably be expected to have a Material Adverse Effect on the Company (each, a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is reasonably capable of being cured by the Company no later than ten calendar days after Parent has furnished the Company with written notice of such Terminating Company Breach through the exercise of reasonable best efforts, so long as the Company continues to exercise such reasonable best efforts, Parent may not terminate this Agreement under this Section 6.2(b) prior to the expiration of such ten-day period; or

                  (c) upon a breach of any provision of Section 4.4 by the Company or any Representative of the Company.

                  6.3 TERMINATION BY THE COMPANY.

         This Agreement may also be terminated by the Company at any time prior to the Effective Time:

                  (a) upon a material breach of any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if (i) any representation or warranty of Parent or Merger Sub set forth herein that is qualified as to materiality or Material Adverse Effect shall have become untrue or (ii) any such representation or warranty of Parent or Merger Sub that is not so qualified shall have become untrue in any material respect, if such false representation or warranty shall have a material adverse effect on Parent or Merger Sub's ability to consummate the transactions contemplated hereby (a "Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is reasonably capable of being cured by Parent or Merger Sub, as the case may be, no later than ten calendar days after the Company has furnished Parent with written notice of such Terminating Parent Breach, through the exercise of reasonable best efforts, so long as Parent or Merger Sub, as the case may be, continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 6.3(a) prior to the expiration of such ten-day period;

                  (b) if the Company Board receives a Superior Proposal and reasonably determines in good faith, after consultation with outside legal counsel that it is necessary to terminate this Agreement and enter into an agreement to effect the Superior Proposal in order to not be inconsistent with its fiduciary duties under applicable law; provided, however, that (A) the Company shall have complied with the terms of Section 4.4 and (B) this Agreement may not be terminated pursuant to this Section 6.3(b) unless (x) Parent has received the Termination Fee (as hereinafter defined) and any Expense Payment (as hereinafter defined) previously paid by wire transfer in immediately available funds and (y) the Company shall have provided Parent with at least three Business Days' advance notice of such termination and shall cause its respective financial and legal advisers to negotiate during such three-Business-Day period with Parent and Merger Sub in an effort to make such adjustments in the terms and conditions of this Agreement and the Merger as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms, and notwithstanding such negotiations and adjustments, the Company Board reasonably concludes in good faith judgment that the transactions contemplated herein on such terms as adjusted are not at least as favorable to the stockholders of the Company as such Superior Proposal.

                  6.4 Effect of Termination.

                  (a) In the event of termination of this Agreement by either the Company or Parent as provided in this Article VI, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers, directors, stockholders, affiliates, representatives, agents, employees or advisors, provided, however, (i) Section 4.5, this Section 6.4, and
Article VII shall survive termination and shall remain in full force and effect, and (ii) termination shall not relieve any party with respect to any liabilities or damages incurred or suffered by a non-breaching party as a result of the breach of this Agreement.

                  (b) The Company shall (provided that neither Parent nor Merger Sub is then in material breach of its obligations under this Agreement) prior to the termination of this Agreement pursuant to Sections 6.1(d) and an Acquisition Proposal has been publicly disclosed or publicly proposed to the Company or its stockholders at any time on or after the date of this Agreement but prior to any termination of this Agreement and has not been publicly withdrawn or abandoned, promptly, but in no event later than two Business Days following such termination, pay to Parent the Termination Fee and the Expense Payment.

                  (c) In the event that this Agreement is terminated pursuant to
Section 6.2(a), Section 6.2(c) or Section 6.3(b) and provided that neither Parent nor Merger Sub is then in material breach of its obligations under this Agreement, the Company shall pay to Parent, by wire transfer of immediately available funds to an account designated by Parent prior to such termination, an amount equal to $1,430,000 (the "Termination Fee") and a reimbursement for the out-of-pocket expenses of Parent and Merger Sub (including printing fees, filing fees and fees and expenses of its legal and financial advisors) related to this Agreement and the transactions contemplated hereby and any related financing, in an amount not to exceed $240,000 (the "Expense Payment").

                  (d) If (A) an Acquisition Proposal is publicly disclosed or publicly proposed to the Company or its stockholders at any time on or after the date of this Agreement but prior to any termination of this Agreement and it has not been publicly withdrawn or abandoned, (B) this Agreement is terminated pursuant to Section 6.1(c) and (C) within 12 months of the date if such termination, the Company enters into an agreement, arrangement or understanding, including a letter of intent, with respect to or consummates an Acquisition Proposal, the Company shall pay to Parent, by wire transfer of immediately available funds to an account designated by Parent prior to such termination, an amount equal to the Termination Fee and the Expense Payment.

                  (e) The Company acknowledges that the agreements contained in Sections 6.4(b), (c) and, (d) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement.

                  6.5 AMENDMENT.

         This Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors, at any time before or after adoption of this Agreement by the Company's stockholders, but, after any such adoption, no amendment shall be made which by law or in accordance with the rules of the NASDAQ requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  6.6 EXTENSION; WAIVER.

         At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE VII
                               GENERAL PROVISIONS

                  7.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS; NO OTHER REPRESENTATIONS AND WARRANTIES.

         None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and/or the provisions of this Article VII. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, none of the Company, Parent or Merger Sub makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement, the documents and the instruments referred to herein, or the transactions contemplated hereby or thereby, notwithstanding the delivery or disclosure to the other party or the other party's representatives of any documentation or other information with respect to any one or more of the foregoing.

                  7.2 NOTICES.

         All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally,
(b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                  if to Parent or Merger Sub:

                  SSA Global Technologies, Inc.
                  500 W. Madison
                  Chicago, IL 60661
                  Attention:   General Counsel
                  Facsimile:   (312) 474-7451

                  with a copy to:

                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, NY 10022
                  Attention:   Robert B. Loper
                  Facsimile:   (212) 593-5955

                  if to the Company:

                  EXE Technologies, Inc.
                  8787 Stemmons Freeway
                  Dallas, TX 75247
                  Attention:   Kenneth R. Vines
                  Facsimile:   (214) 775-0912

                  with a copy to:

                  Baker & McKenzie
                  2300 Trammell Crow Center
                  2001 Ross Avenue
                  Dallas, TX 75201
                  Attention:   Daniel W. Rabun
                  Facsimile:   (214) 978-3099

                  7.3 INTERPRETATION.

         When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, cross references and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statue or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the content requires otherwise. It is understood and agreed that neither the specifications of any dollar amount in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of setting of such amounts or the fact of the inclusion of such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

                  7.4 COUNTERPARTS.

         This Agreement may be executed in two or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

                  7.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; LIABILITY.

                  (a) This Agreement (including the Schedules and Exhibits) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement.

                  (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Sections 4.6 and 4.10 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

                  (c) No affiliate, officer, director or stockholder of any party hereto shall have any liability hereunder.

                  7.6 TAX DISCLOSURES.

         Notwithstanding anything herein to the contrary, the parties hereto and each other party to the transactions contemplated hereby (and each affiliate and Person acting on behalf of any such party) agree that each party (and each employee, representative, and other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions and all materials of any kind (including opinions or other tax analyses) that are provided to such party or such Person relating to such tax treatment and tax structure; provided, however, that such disclosure may not be made (a) until the earlier of (i) the date of the public announcement of discussions relating to the transaction, (ii) the date of the public announcement of the transaction, or (iii) the date of execution of this Agreement, and (b) to the extent required to be kept confidential to comply with any applicable securities laws. Each party shall have the unlimited ability to consult with any tax advisor (including a tax advisor independent from all other entities involved in the transaction) regarding the tax treatment or tax structure of the transaction. This authorization is not intended to permit disclosure of any other information including (without limitation) (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the transactions, (ii) the identities of participants or potential participants in the transactions, (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the transaction), or (v) any other term or detail not relevant to the tax treatment or the tax structure of the transactions.

                  7.7 GOVERNING LAW; JURISDICTION.

         This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the laws that might be applicable under conflicts of laws principles. Each of the Company, Parent and Merger Sub irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Court of Chancery of the State of Delaware, and each of the Company, Parent and Merger Sub hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of the Company, Parent and Merger Sub hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

                  7.8 SEVERABILITY.

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Any provision of this Agreement held invalid or unenforceable only in part, degree or certain jurisdictions will remain in full force and effect to the extent not held invalid or unenforceable. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

                  7.9 ASSIGNMENT.

         Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void; provided that each of Parent or Merger Sub may assign its rights, interests or obligations hereunder to an Affiliate without the consent of any other party so long as Parent is not released from its obligations hereunder pursuant to such assignment. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  7.10 ENFORCEMENT.

         The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                                    * * * * *

                  IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of date first written above.


                                        SSA GLOBAL TECHNOLOGIES, INC.,
                                        a Delaware corporation


                                        By:  /s/ Shelley Isenberg
                                            -----------------------------------
                                            Name:  Shelley Isenberg
                                            Title: Senior Vice President


                                        RUSH MERGER SUBSIDIARY, INC.,
                                        a Delaware corporation


                                        By:  /s/ Shelley Isenberg
                                             ----------------------------------
                                             Name:  Shelley Isenberg
                                             Title: Senior Vice President


                                        EXE TECHNOLOGIES, INC.,
                                        a Delaware corporation


                                        By:  /s/ Kenneth R. Vines
                                             ----------------------------------
                                             Name:  Kenneth R. Vines
                                             Title: Senior Vice President